TRANSACTION AGREEMENT
                      dated as of
                    July 27, 1998
                         among
           TENACQCO BRIDGE PARTNERSHIP,
            DLJ CAPITAL CORPORATION,
               PHEMUS CORPORATION,
THE HARVARD UNIVERSITY MASTER TRUST FUND,
          HARVARD YENCHING INSTITUTE,
                EVANSVILLE LIMITED,
             RICHEMONT FINANCE S.A.,
          INTERCONTINENTAL MINING &
            RESOURCES INCORPORATED,
        EBC TEXAS ACQUISITION CORP.,
              EBC MERGER SUB CORP.
                   and
            E-Z SERVE CORPORATION

        relating to the purchase and sale
                   of
              Common Stock
                    of
          E-Z Serve Corporation
                 and
             the merger
                  of
             EBC Merger Sub Corp.
                with and into
          E-Z Serve Corporation

                        TABLE OF CONTENTS


                                                           PAGE

ARTICLE 1 DEFINITIONS


SECTION 1.01.  Definitions                         1

ARTICLE 2 PURCHASE AND SALE; THE MERGER
SECTION 2.01.  Purchase and Sale                   3
SECTION 2.02.  Closing                             4
SECTION 2.03.  The Merger                          4

ARTICLE 3REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
SELLERS


SECTION 3.01.  Organization                        7
SECTION 3.02.  Capitalization                      8
SECTION 3.03.  Authority                           9
SECTION 3.04.  Consents and Approvals; No
               Violations                         10
SECTION 3.05.  Commission Reports and Financial
               Statements                         11
SECTION 3.06.  Company Action                     12
SECTION 3.07.  Litigation                         12
SECTION 3.08.  No Material Adverse Change;
               Material Agreements                13
SECTION 3.09.  Taxes                              14
SECTION 3.10.  Opinion of Financial Advisor       17
SECTION 3.11.  Inventory                          17
SECTION 3.12.  Employee Benefits                  17
SECTION 3.13.  Environmental Matters              19
SECTION 3.14.  Intellectual Property              23
SECTION 3.15.  Insurance                          24
SECTION 3.16.  Properties                         24
SECTION 3.17.  Labor Matters                      26
SECTION 3.18.  State Takeover Laws; Etc           26
SECTION 3.19.  No Other Agreements and Options    26
SECTION 3.20.  Corporate Name; Prior Transactions 26
SECTION 3.21.  Undisclosed Liabilities            27
SECTION 3.22.  Material Contracts                 27
SECTION 3.23.  Powers of Attorney and Certain
               Authorized Persons                 29
SECTION 3.24.  Limitation of Representations and
               Warranties                         29
SECTION 3.25.  Existence of Sellers;
               Authorization                      30
SECTION 3.26.  Valid and Binding Agreement        30
SECTION 3.27.  Non-contravention                  30
SECTION 3.28.  Ownership                          30
SECTION 3.29.  Finders= Fees                      31
SECTION 3.30.  Litigation                         31

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER


SECTION 4.01.  Organization and Qualification     31
SECTION 4.02.  Authority Relative to
               This Agreement                     31
SECTION 4.03.  Consents and Approvals;
               No Violation                       32
SECTION 4.04.  Financing                          32
SECTION 4.05.  Status as an Interested
               Stockholder or an Acquiring Person 32
SECTION 4.06.  Interim Operations of Buyer        33
SECTION 4.07.  Finders= Fees                      33
SECTION 4.08.  Litigation                         33
SECTION 4.09.  Due Diligence                      33

ARTICLE 5 COVENANTS


SECTION 5.01.  Conduct of the Company             33
SECTION 5.02.  Access                             37
SECTION 5.03.  Reasonable Best Efforts            38
SECTION 5.04.  Indemnification and Insurance      38
SECTION 5.05.  Certain Agreements, Employee
               Benefits, Etc                      39
SECTION 5.06.  Public Announcements               40
SECTION 5.07.  Exclusivity                        40
SECTION 5.08.  Brokers and Finders                40
SECTION 5.09.  Notification of Certain Matters    41

ARTICLE 6 CONDITIONS TO CLOSING


SECTION 6.01.  Conditions to Obligations
               of Buyer and Sellers               41
SECTION 6.02.  Conditions to Obligation of Buyer  41
SECTION 6.03.  Conditions to Obligation of
               Sellers                            42

ARTICLE 7 SURVIVAL; INDEMNIFICATION


SECTION 7.01.  Survival                           43
SECTION 7.02.  Indemnification                    43
SECTION 7.03.  Procedures                         44
SECTION 7.04.  Exclusive Remedy                   45

ARTICLE 8 TERMINATION


SECTION 8.01.  Grounds for Termination            45
SECTION 8.02.  Effect of Termination              46

ARTICLE 9 MISCELLANEOUS


SECTION 9.01.  Notices                            46
SECTION 9.02.  Amendments; No Waivers             48
SECTION 9.03.  Expenses                           48
SECTION 9.04.  Successors and Assigns             48
SECTION 9.05.  Governing Law                      49
SECTION 9.06.  Counterparts; Effectiveness        49
SECTION 9.07.  Entire Agreement                   49
SECTION 9.08.  Captions                           49
SECTION 9.09.  Extension; Waiver                  49
SECTION 9.10.  Specific Performance               49
SECTION 9.11.  Arbitration                        49
SECTION 9.12.  Jurisdiction; Waiver of Jury
               Trial                              51






                TRANSACTION AGREEMENT


     AGREEMENT dated as of July 27, 1998 among EBC Texas Acquisition Corp., a Delaware corporation ("Parent"), EBC Merger Sub Corp., a Delaware
corporation ("Buyer"),
Tenacqco Bridge Partnership, a New York general partnership, DLJ Capital Corporation., a Delaware corporation, Evansville Limited, a British Virgin
Islands corporation,
Richemont Finance S.A., a Luxembourg corporation, Intercontinental Mining & Resources
Incorporated, a British Virgin Islands corporation, Phemus Corporation, a Massachusetts corporation, The Harvard University Master Trust Fund, a trust governed by the laws of
Massachusetts, Harvard Yenching Institute, a Massachusetts corporation (collectively, the "Sellers") and E-Z Serve Corporation, a Delaware corporation
(the "Company").
The parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
 TC \L1 "ARTICLE 1DEFINITIONS SECTION 1.1. Definitions tc \l2 "SECTION 1.1. Definitions .
 (a) The following terms, as used herein, have the following meanings:
AAudit Completion Date@ means the earlier of (x) five days after the date on which the annual audit of the consolidated financial statements of the Company (or its successor)
and its Subsidiaries as of December 27, 1998 and for the fiscal year then ended is
completed and the audit report of the Company's (or its
successor's) independent
auditors is issued and (y) July 31, 1999.
"Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person, provided that the
Company or its Subsidiaries shall not be considered Affiliates of any Seller.
"Closing Date" means the date of the Closing.
"Code" means the Internal Revenue Code of 1986, as amended. "Common Stock" means the common stock, par value $0.01 per share, of the Company.
"Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor
under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
"Person" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
"Shares" means the shares of Common Stock listed on Exhibit A hereto.
(b) 	Each of the following terms is defined in the Section set
forth opposite such term:

Term
Section


Asset Transfer             3.04(a)
Cash Payment               2.03
Certificate of Merger      2.03
Claim                      5.04
Cleanup                    3.05
Closing                    2.02
Commission                 3.05
Confidentiality Agreement  5.02(b)
Credit Documents           3.19
Damages                    7.02(a)
DGCL                       2.03
Disclosure Schedule        3.02
Effective Time             2.03
Employee Contracts         5.05
Employee Plans             3.12(a)
Environmental Claim        3.12(o)
Environmental Laws         3.13(p)
ERISA                      3.12(a)
ERISA Affiliate            3.12(a)
Exchange Agent             2.03
Exchange Fund              2.03
E-Z Serve Sub              3.22
FFCA Notes                 3.22
Governmental Entity        3.04(a)
Hazardous Material         3.13(p)
HSR Act                    3.04(a)
Indemnified Officers       5.04
Indemnified Party          7.03
Indemnifying Party         7.03
Intellectual Property      3.14(b)
IRS                        3.09(a)
Liabilities                3.21
material adverse effect    3.01
Material Contracts         3.22
Merger                     2.03
Options                    2.03
Purchased Shares           2.03
Purchase Price             2.01
Release                    3.13(p)
Remaining Stockholders     2.03
SEC Documents              3.05
Securities                 2.01
Securities Act             3.05
Seller Warrants            2.01
Special Committee          3.06
Subsidiary                 3.01(a)
Surviving Corporation      2.03
Tax Return                 3.09(f)
Taxes                      3.09(f)
USTs                       3.13(f)
Voting Debt                3.02
Warrants                   2.03


ARTICLE 2
PURCHASE AND SALE; THE MERGER
 TC \L1 "ARTICLE 2PURCHASE AND SALE; THE MERGER SECTION 2.1. Purchase and Sale tc \l2
"SECTION 2.1.  Purchase and Sale .  (a) Upon the terms and
subject to the conditions of
this Agreement, at the Closing each Seller agrees to sell to
Buyer, and Buyer agrees to
purchase from each Seller, the number of shares of Common Stock and the number of
warrants to purchase shares of Common Stock (the "Seller
Warrants") listed opposite
such Seller's name on Exhibit A hereto, at a price of $.60 per share in cash for each share of Common Stock and, with respect to each Seller Warrant, an amount equal to the
difference between the exercise price in respect of each share of
Common Stock for
which such Seller Warrant is exercisable and $.60. The aggregate purchase price for the
Shares and the Seller Warrants (the APurchase Price@) is $37,144,639.20 in cash, which shall be paid as provided in Section 2.02.
(b) 	At the Closing each outstanding option to acquire shares of
Common Stock granted to
employees and directors, whether vested or not (the AOptions@ and together with the
Shares and the Seller Warrants, the ASecurities@) shall be canceled and, in lieu thereof, the holders of such Options shall receive, with respect to each Option, a cash payment in an amount equal to the product of (x) the excess, if any, of $.60 over the exercise price of such Option multiplied by (y) the number of shares of Common Stock subject to such Option which amounts are set forth on Exhibit A. The aggregate purchase price for the Options is $928,666.60 in cash, which shall be paid as provided in Section 2.02.

SECTION 2.2. Closing tc \l2 "SECTION 2.2. Closing . The closing (the AClosing@) of the purchase and sale of the Securities hereunder shall take place at the offices of Davis
Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017 on August 26, 1998, or,
if the conditions set forth in Article 6 have not been satisfied or waived on such
date, as soon as possible thereafter, but in no event later than 5 business days, after satisfaction of the conditions set forth in Article 6 or at such other time or place as
Buyer and Sellers may agree. At the Closing:
(a) 	Buyer shall deliver to each Seller and each Option holder
the amount listed
opposite such Seller=s or Option holder=s name, as the case may be, on Exhibit A hereto in immediately available funds by wire transfer to an account of such Person designated by such Person, by notice to Buyer, not later than two business days prior to the
Closing Date, subject to such withholding as Buyer believes is reasonably required under the Code.

(b) 	Each Seller and Option holder shall deliver to Buyer
certificates or other
appropriate documentation for the number of Securities listed opposite such Person=s name on Exhibit A hereto, free and clear of all Liens, duly endorsed or accompanied by stock powers duly endorsed in blank, if necessary, with any required transfer stamps affixed thereto.

SECTION 2.3. The Merger tc \l2 "SECTION 2.3. The Merger . (a) Immediately after the
Closing, the Buyer will take all action reasonably required to merge the Buyer with and into the Company (the AMerger@), which the parties expect to occur on the same day as the Closing.  Following the Merger, the Company shall continue as the surviving
corporation (the ASurviving Corporation@) initially under the name AE-Z Serve
Corporation@ and shall continue its existence under the laws of
Delaware, and the
separate corporate existence of the Buyer shall cease. Buyer shall file a Certificate of Ownership and Merger (the ACertificate of Merger@) in accordance with Section 253 of the Delaware General Corporation Law (the ADGCL@) with the
Secretary of State of
Delaware and make all other filings or recordings required by local, state or federal law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is so filed (the AEffective Time@).
The Merger shall have
the effects set forth in Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Buyer shall vest in the
Surviving Corporation, and all debts, liabilities and duties of the Company and the
Buyer shall become the debts, liabilities and duties of the
Surviving Corporation.
(b) 	Immediately following the Merger, each of John M. Sallay,
John R. Schoemer, Larry
J. Taylor and Paul Thompson III will resign from their positions as directors of the
Company, and Neil H. McLaurin will execute and deliver a consent of sole remaining
director, to be effective immediately upon the resignation of the foregoing directors, nominating any persons designated by Buyer to fill the vacancies created by such
resignations.
(c) 	[Intentionally Omitted]

(d) 	At the Effective Time each share of Common Stock held by
the Company as treasury
stock or owned by Buyer immediately prior to the Effective Time
(the APurchased
Shares@) shall be canceled, and no payment shall be made with respect thereto and each share of Common Stock outstanding immediately prior to the Effective Time, other than the Purchased Shares shall be converted into the right to receive $.60 in cash from
Buyer (the ACash Payment@).

(e) 	Prior to the Effective Time, Buyer shall cause the Company
to (and the Company
shall) appoint Continental Stock Transfer & Trust Company, the Company=s current transfer agent, or other similar entity as the exchange agent
(the AExchange Agent@)
for the payment of the Cash Payment. At or prior to the Effective Time, Buyer shall, or shall cause the Company to, deposit with the Exchange Agent, for the benefit of the stockholders of record of the Common Stock other than the Buyer at the Effective Time
(the ARemaining Stockholders@) the estimated aggregate Cash
Payment (the AExchange
Fund@) and Buyer will authorize the Exchange Agent to issue the Cash Payment for exchange in accordance with this Section 2.03. The Surviving Corporation shall deposit with the Exchange Agent any additional funds in excess of the Exchange Fund as and when necessary to pay any Cash Payment required to be paid under this Agreement. Any remaining amount of the Exchange Fund or other funds deposited, after the earlier to occur of (i) payment in full of all amounts due to the Remaining Stockholders or (ii) the expiration of one year from the Effective Time, shall be returned to the Surviving
Corporation.

(f) 	On the next business day after the Effective Time, the
Surviving Corporation shall
mail to each Remaining Stockholder, a Letter of Transmittal and instructions for use in effecting the surrender of certificates representing shares of Common Stock held by
Remaining Stockholders in exchange for the Cash Payment therefor. Upon surrender to the Exchange Agent of such certificates, together with such properly completed and duly executed Letter of Transmittal, a Remaining Stockholder shall be entitled to the Cash
Payment for each share of Common Stock thereby delivered. The instructions for effecting the surrender of such certificates shall set forth procedures that must be taken by a Remaining Stockholder if any certificate has been lost, destroyed or stolen.
 It shall be a condition to the right of such Remaining Stockholder to receive the Cash
Payment that the Exchange Agent shall have received, along with the Letter of
Transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify the Surviving Corporation, signed exactly as the name or names of the registered holder or holders appeared on the books of the Company immediately prior to the Effective Time, together with a customary bond and such other documents as the
Surviving Corporation may reasonably require in connection therewith. After the
Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing Common Stock. If any Cash Payment is to be made to a person or entity other than the registered holder of a certificate of Common
Stock surrendered for exchange, it shall be condition of such exchange that the certificate so surrendered shall be properly endorsed, with signature guaranteed, or otherwise in proper form for transfer. Until surrendered as contemplated by this
Section 2.03(f), each certificate held by a Remaining Stockholder shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Payment (without interest thereon).

(g) 	Such Letter of Transmittal shall include notification of
appraisal rights as
required by Section 262 of the DGCL, including a copy of such section. Buyer shall cause the Surviving Corporation to comply with the terms of
Section 262 of the  DGCL
with respect to any request by a Remaining Stockholder for their appraisal rights with respect to such Remaining Stockholders= shares of Common Stock. To the extent any
Remaining Stockholder exercises their respective appraisal rights in accordance with
Section 262 of the DGCL, the Common Stock held by such Remaining Stockholder shall not be exchangeable for the right to receive the Cash Payment and such Remaining
Stockholder shall be entitled to receive payment of the appraised value of such shares unless and until such Remaining Stockholders fail to perfect or effectively withdraw or lose their rights to appraisal and payment under the DGCL. If any Remaining
Stockholder fails to perfect or effectively withdraws or loses such right, such
Remaining Stockholders= shares of Common Stock will thereupon be treated as if they had been exchangeable for, at the Effective Time, the right to receive the Cash Payment as detailed above to which such Remaining Stockholder is entitled.


ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS
 TC \L1 "ARTICLE 3REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND SELLERS A. Representation and
Warranties Relating to the Company. Solely for the purpose of providing representations of the Company to Parent and Buyer and subject to Section 3.24 and Section 7.01, the
Company hereby represents and warrants to each of Parent and
Buyer as of the date
hereof and as of the Closing Date that:
SECTION 3.1.  Organization tc \l2 "SECTION 3.1.  Organization .
(a) Each of the Company
and its Subsidiaries (as defined in this Section 3.01(a)) is a corporation duly
organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, except
where the failure to be so organized, existing or in good
standing or to have such
power and authority would not, individually or in the aggregate, have a material
adverse effect on the Company and its Subsidiaries.  As used in this Agreement, the
word ASubsidiary@ means, with respect to the Company or the Buyer, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or
indirectly owned or controlled by such party, by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.  References to a wholly owned
Subsidiary of an entity include a Subsidiary all of the common equity of which is owned directly or through Awholly owned@ Subsidiaries by such entity.
As used in this
Agreement, any reference to any Amaterial adverse effect@ on or with respect to an
entity (or such entity and its Subsidiaries) means a materially adverse effect on (i)
the business, assets, results of operations or condition (financial or otherwise) or prospects of such entity (or, if with respect to such entity and its Subsidiaries, such group of entities taken as a whole) or (ii) the legality, validity or enforceability of this Agreement or any of the transactions contemplated hereunder. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or
operated by it or the
nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries.
(b) 	The Company has heretofore delivered to Buyer a complete
and correct copy of the
charter and by-laws, each as amended to date, of the Company and each of its
Subsidiaries. Such charters and by-laws are in full force and effect. Neither the
Company nor any of its Subsidiaries is in violation of any provision of its charter or by-laws.

(c) 	The Company has heretofore delivered to Buyer a complete
and correct list (set
forth in Section 3.01(c) of the Disclosure Schedule) of all entities in which the
Company owns, directly or indirectly, any equity or voting interest, which list sets forth the amount of capital stock of or other equity interests in such entities, directly or indirectly. No entity in which the Company owns, directly or indirectly, less than a 50% equity interest is, individually or when taken together with all other such entities, material to the business of the Company and its Subsidiaries, taken as a whole. Neither the Company, nor any of its Subsidiaries, is subject to any outstanding material obligation or has made any commitment to purchase any additional equity interests, make any capital contributions to or invest any funds in any business or entity other than any wholly-owned Subsidiary of the Company.

SECTION 3.2.  Capitalization tc \l2 "SECTION 3.2.  Capitalization
 .  The authorized
capital stock of the Company consists of (i) 100,000,000 shares of Common Stock of
which, as of June 1, 1998, 69,351,530 shares were issued and outstanding and no shares were held in the Company=s treasury and (ii) 3,000,000 shares of Preferred Stock, par value $0.01 per share, of which, as the date of the Agreement, none were issued and outstanding.  Also, as of June 1, 1998, the Company had reserved for issuance (a)
9,188,333 shares of Common Stock upon exercise of then outstanding Options under the
Option Plans, (b) 2,013,667 shares of Common Stock in respect of future grants of
Options pursuant to the Option Plans, and (c) 960,000 shares of Common Stock in respect of issuances of Common Stock pursuant to the Warrants.  Since
January 1, 1998, the
Company has not issued any shares of its capital stock, except for issuances of Common
Stock upon the exercise of Options granted prior to such date under the Option Plans, and has not repurchased, redeemed or otherwise retired any shares of its capital stock.
 All the outstanding shares of the Company=s capital stock are, and all shares which may be issued pursuant to the exercise of the Options or Warrants will be, when issued and paid for in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights of third parties in respect thereto. Except as set forth above, and except as a result of the exercise of Options or Warrants outstanding as of the date of this Agreement, there are outstanding as of the date of this Agreement (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, and (iii)
no equity equivalents, interest in the ownership or earnings of the Company or other similar rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness having the right to vote under ordinary circumstances (or convertible into securities having such right to vote) (AVoting Debt@) of the
Company or any of its
Subsidiaries are issued or outstanding. Except as set forth above, as of the date of this Agreement, there are no existing options, warrants, calls, subscriptions, rights, commitments or other agreements of any character obligating the Company or any of its
Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock, Voting Debt or other interests of the Company or of any of its
Subsidiaries or securities convertible into or exchangeable for such shares, other
securities or interests or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription, right, agreement or commitment. Except as set forth in Section 3.02 of the Disclosure Schedule, as of the date of this Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its Subsidiaries.  Each of the outstanding
shares of capital stock of each of the Company=s Subsidiaries is duly authorized,
validly issued, fully paid, nonassessable and free of any preemptive rights in respect thereto, and except as set forth in Section 3.02 of the Disclosure Schedule delivered by the Company to Buyer pursuant to this Agreement (the ADisclosure Schedule@), such shares are owned by the Company or by a Subsidiary of the Company free and clear of any lien, claim, option, charge, security interest, limitation on voting rights and
encumbrance of any kind, except as would not have a material adverse effect on the
Company and its Subsidiaries.
SECTION 3.3. Authority tc \l2 "SECTION 3.3. Authority . The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this
Agreement by the Company and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and each of its Subsidiaries and no other corporate proceedings on the part of the Company or any of its Subsidiaries are necessary to authorize this Agreement or to consummate the transactions so contemplated other than, with respect to the
Merger, any required
stockholder approval as may be required by applicable law, and the filing and
recordation of the Certificate of Merger with the Secretary of State of the State of
Delaware. This Agreement has been duly executed and delivered by the Company and,
assuming this Agreement constitutes a valid and binding
obligation of Buyer and
Sellers, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws
affecting the enforcement of creditors= rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
SECTION 3.4. Consents and Approvals; No Violations tc \l2 "SECTION 3.4. Consents and
Approvals; No Violations . (a) Neither the execution, delivery or performance of this
Agreement or any of the documents, instruments and agreements provided for herein by the Company or the Sellers nor the consummation by the Company or the Sellers of the transactions contemplated hereby and compliance by the Company and the Sellers with any of the provisions hereof or thereof will (i) conflict with or result in any breach of any provisions of the charter or by-laws of the Company or any of its Subsidiaries,
(ii) except as set forth in Section 3.04(ii) of the Disclosure Schedule and except for filings and consents required by state and local authorities concerning liquor
licenses, lottery concessions and similar store-level matters that are routinely
obtained after a closing, require any filing with, or permit, license (including liquor licenses), authorization, consent or approval of, any court, arbitral tribunal,
administrative agency or commission or other governmental or other regulatory authority or agency (a AGovernmental Entity@), other than (w) the filing of the Certificate of
Merger in accordance with the DGCL; (x) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the AHSR Act@);
(y) compliance with any applicable requirements of the Exchange
Act and state
securities, takeover and Blue Sky laws; and (z) such actions or filings which, if not taken or made, would not, individually or in the aggregate, have a material adverse effect or materially interfere with the consummation of the transactions contemplated by this Agreement, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any property or asset of the Company or any of its
Subsidiaries pursuant to, or require any consent or give rise to any right to purchase under, any of the terms, conditions or provisions of any note, bond, mortgage,
indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (iv) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination , amendment, cancellation or acceleration of vesting, or trigger any payment or other obligation) under, any terms, conditions or other
provisions of any employee benefit plans or any grant or award thereunder or any
employment agreement, to which the Company or any Subsidiary is a party or by which it or its property or assets may be bound, or (v) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its
Subsidiaries or by which any property or asset of the Company or any of its
Subsidiaries is bound, except, in the case of clauses (iii), (iv) and (v), as set forth in Section 3.04 of the Disclosure Schedule and for violations, breaches, defaults or other occurrences which would not prevent consummation of the purchase of Securities or the Merger and would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries.
(b) 	Except as disclosed in the SEC Documents (as defined in
Section 3.05) or as set
forth in Section 3.04 of the Disclosure Schedule, neither the Company nor any of its
Subsidiaries is in default under or in breach or violation of (i) any order, writ, injunction, decree, statute, rule or regulation of any Governmental Entity applicable to the Company or any of its Subsidiaries or by which any of them or any of their properties or assets may be bound or (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, except in each case for any such defaults or violations which would not have a material adverse effect on the Company and its Subsidiaries.

SECTION 3.5.  Commission Reports and Financial Statements tc \l2
"SECTION 3.5.
Commission Reports and Financial Statements .  All forms, reports and documents
required to be filed by the Company under the Exchange Act or the Securities Act of
1933, as amended (the ASecurities Act@) from December 31, 1995 to the date of this
Agreement (as such documents have been amended since the time of their filing and prior to the date hereof, collectively, the ASEC Documents@), have been filed with the
Securities and Exchange Commission (the ACommission@) and have been delivered to Buyer.
 The SEC Documents, including without limitation any financial statements or schedules included therein, at the time filed, and any forms, reports or other documents filed by the Company with the Commission after the date of this Agreement,
(i) did not at the
time they were filed, or will not at the time they are filed, contain any untrue
statement of a material fact or omit to state a material fact required to be stated
therein or necessary in order to make the statements therein, in light of the
circumstances under which they were made, not misleading and (ii) complied or will be prepared in compliance, in each case in all material respects, with the applicable
requirements of the Exchange Act or the Securities Act, as the
case may be.  The
financial statements of the Company included in the SEC Documents have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, to normal audit adjustments) and fairly present (subject, in the case of the unaudited statements, to normal audit
adjustments) the consolidated financial position of the Company and its consolidated
Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. Except as reflected, reserved against or otherwise disclosed in the financial statements of the Company included in the SEC
Documents or as otherwise disclosed in the SEC Documents, in each case filed prior to the date of this Agreement, or as set forth in Section 3.05 of the Disclosure Schedule, to the best knowledge of the Company, as of the date hereof, neither the Company nor any of its Subsidiaries have any liabilities or obligations (absolute, accrued, fixed, contingent or otherwise) that would be required to be reflected on a balance sheet, or the notes thereto, prepared in accordance with generally accepted accounting
principles, other than liabilities incurred in the ordinary
course of business
consistent with past practice since December 28, 1997. Except as set forth in Section
3.05 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is liable as an indemnitor, guarantor, surety or endorser, and no person has the power to confess judgment against the Company or any of its Subsidiaries, assets, properties or business except as would not, individually or in the aggregate, result in or reasonably be likely to result in a material adverse effect on the Company and its Subsidiaries.
SECTION 3.6. Company Action tc \l2 "SECTION 3.6. Company Action . The Company hereby consents to the Merger and represents that its Board of Directors, at a meeting duly called and held, has (i) unanimously determined that this
Agreement and the
transactions contemplated hereby, including the Merger are fair to and in the best
interest of the Company=s stockholders and (ii) unanimously approved this Agreement and the transactions contemplated hereby, including the purchase of
Securities and the
Merger, which approval satisfies in full the requirements of the
DGCL.
SECTION 3.7. Litigation tc \l2 "SECTION 3.7. Litigation . Except as disclosed in the
SEC Documents or in Section 3.07 of the Disclosure Schedule, there is as of the date hereof no suit, claim, action, proceeding or investigation
pending or, to the best
knowledge of the Company, threatened, against the Company or any of its Subsidiaries or the Sellers before any Governmental Entity or any arbitrator which, individually or in the aggregate, would if adversely determined have a material adverse effect on the
Company and its Subsidiaries, or a material adverse effect on the ability of the
Company or the Sellers to consummate the transactions contemplated by this Agreement or which in any manner challenges or seeks to prevent, enjoin, alter or delay the
transactions contemplated by this Agreement. Except as disclosed in the SEC Documents filed prior to the date hereof or in Section 3.07 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any
outstanding order, writ,
injunction or decree which, individually or in the aggregate, would have a material adverse effect on the Company and its Subsidiaries or a material adverse effect on the ability of the Company or the Sellers to consummate the
transactions contemplated
hereby.
SECTION 3.8. No Material Adverse Change; Material Agreements tc \l2 "SECTION 3.8. No
Material Adverse Change; Material Agreements  .  (a) Except as
disclosed in the SEC
Documents or as set forth in Section 3.08(a) of the Disclosure
Schedule, (i) since
December 31, 1997, there has not been (x) any action which would be prohibited under
Section 5.01 were it to occur after the date of this Agreement nor (y) any material adverse change in the assets, business, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, provided that changes in general economic or industry conditions shall not in and of themselves be considered a material adverse change, (ii) since December 31, 1997, neither the Company nor any of its Subsidiaries has entered into any transactions, or conducted its business or
operations, other than in the ordinary course of business
consistent with past
practice, and (iii) as of the date of this Agreement, neither the Company nor any of its Subsidiaries has become a party to any agreement or amendment to an existing
agreement which would be required to be filed by the Company as an exhibit to its next
Annual Report on Form 10-K other than this Agreement. Except as disclosed in the SEC
Documents or as set forth in Section 3.08 of the Disclosure Schedule, the transactions contemplated by this Agreement will not constitute a Achange of control@ under, require the consent from or the giving of notice to a third party pursuant to, or accelerate vesting or repurchase rights under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of its properties or assets may be bound, except where the adverse
consequences resulting from such change of control or where the failure to obtain such consents or provide such notices would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries;
provided, that the
immediately preceding exception will not be applicable to any employment, compensation, termination or severance agreement, or other instrument or obligation of the Company or any of its Subsidiaries listed in Section 3.08 of the Disclosure
Schedule.
(b) 	As of the date hereof, neither the Company nor any of its
Subsidiaries is a party
to, or has any potential liability under, any futures, forward, swap, option or swaption contract, or any other financial instrument with similar characteristics and/or generally characterized as a Aderivative@ security except as would not, individually or in the aggregate, result in or reasonably be likely to result in a material adverse effect on the Company and its Subsidiaries.

(c) 	The Company has delivered, or in the case of clauses (v)
and (vi) below made
available for review in Houston, Texas, to the Parent (or Buyer=s counsel) true and complete copies of all of the following to which the Company or any of its Subsidiaries is a party, or by which any of their respective assets may be bound:

(i) 	any joint venture, partnership or other similar agreement,
(ii) 	any non-competition or other similar agreement;
(iii) 	any Employee Contract;
(iv) 	any Employee Benefit Plan, as described in Section 3.12;
(v) 	any lease of real property (a list of which is set forth in
Section 3.08(c)(v) of
the Disclosure Schedule);
(vi) 	(A) any lease (or similar arrangement) of equipment,
vehicles, trade fixtures,
appliances or other personal property requiring  payments in excess of $50,000 per year
(a list of which is set forth in Section 3.08(c)(vi) of the Disclosure Schedule) or (B)
any lease (or similar arrangement) which requires termination payments or similar
repayment obligations (other than scheduled lease payments) other than such leases (or similar obligations) not exceeding $250,000 in the aggregate;
(vii) 	any indenture, loan agreement, guaranty, mortgage,
security agreement or other
document evidencing or securing any indebtedness; or
(viii) 	any other contract or agreement (x) that is material
to the Company and its
Subsidiaries, taken as a whole or (y) which otherwise requires payments in excess of
$150,000 per year (or $50,000 per store) (a list of which is set forth in Section
3.08(c)(viii) of the Disclosure Schedule).

               The Company has delivered to Buyer=s counsel a true and correct index of the documents made available for review in respect of clauses (v) and (vi)
above.
SECTION 3.9. Taxes tc \l2 "SECTION 3.9. Taxes . (a) The Company and its Subsidiaries
each has duly filed all federal, state, local and foreign income
Tax Returns (as
defined in Section 3.09(f)) required to be filed by it, and all other Tax Returns
required to be filed by it, except in the case of such other Tax
Returns where the
failure to so file will not have a material adverse effect on the
Company and its
Subsidiaries; all such Tax Returns are true, correct and complete in all material
respects; and except as set forth in Section 3.09 of the
Disclosure Schedule, the
Company has duly paid or caused to be paid all Taxes (as defined in Section 3.09(f))
shown to be due in respect of the taxable periods covered by such returns and has made adequate provision in the Company=s financial statements, applying generally accepted accounting principles, for payment of all Taxes required to be paid in respect of all taxable periods or portions thereof ending on or before the date hereof. Section 3.09 of the Disclosure Schedule lists the periods through which the Tax Returns required to be filed by the Company have been examined by the Internal Revenue Service (the AIRS@)
or other appropriate taxing authority, or the period for which any assessments may be made by the IRS or other appropriate taxing authority has expired. Except as set forth in Section 3.09 of the Disclosure Schedule, all deficiencies and assessments asserted as a result of such examinations or other audits by federal, state, local or foreign taxing authorities have been paid, fully settled or adequately provided for in the
Company=s financial statements, and no issue, dispute, controversy or claim has been raised or asserted in writing for Taxes by any taxing authority for any prior period, and no officer of the Company and its Subsidiaries (or employees responsible for Taxes)
has knowledge of the intention of any Governmental Entity to assess any material
deficiency for any prior period, the adverse determination of any of which would have a material adverse effect on the Company and its Subsidiaries. Except as set forth in
Section 3.09 of the Disclosure Schedule, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any
Tax Return of the
Company or its Subsidiaries. Neither the Company nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2)
of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.
Except as set forth in Section 3.09 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) has been a member of a group filing consolidated federal returns (or state or local equivalents) for income tax purposes (other than the current consolidated group consisting of the Company and its Subsidiaries), or (ii) is or, to
the knowledge of the Company, has been a party to a tax sharing or tax indemnity
agreement or any other agreement of a similar nature that remains in effect. To the best of the Company=s knowledge, as of the date hereof, except as set forth in Section
3.09 of the Disclosure Schedule, no person who holds 5% or more of the Common Stock is a Aforeign person@ as defined in Section 1445(f)(3) of the Code. Neither the Company
nor any of its Subsidiaries has agreed to nor is any of them required, to make any
adjustment under Section 481 of the Code by reason of a change in accounting methods or otherwise.
(b) 	There are no Tax liens or other security interests or
encumbrances of any type
resulting from Tax liabilities on any of the assets of the Company or its Subsidiaries, other than liens for Taxes not yet due and liens that can be cleared without an expense to the Company that would have a material adverse effect.

(c) 	The Company has withheld and paid all Taxes required to be
withheld and paid in
connection with amounts paid or owing to any employee, creditors, independent
contractor or any other party, except for failures to withhold or pay which, in the aggregate, would not have a material adverse effect.
(d) 	Except as set forth in Section 3.09 of the Disclosure
Schedule, the Company has not
waived any statute of limitations with respect to federal or state Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, except for such waivers or extensions which, by their terms, have elapsed as of the date of this
Agreement.

(e) 	None of the Company or its Subsidiaries:

(i) 	has made any payments, is obligated to make any payments,
or is a party to any
agreement that will render it (or the payor of compensation under the agreement) subject to the provisions of Section 280G of the Code regarding payments as a result of a change in control, except as set forth on Section 3.09 of the Disclosure Schedule;

(ii) 	has been a United States real property holding company
within the meaning of
Section 897(c)(2) (it being understood that this representation is based on the
Company=s interpretation of the Code and its regulations, which the Company believes is reasonable and has been disclosed to Buyer);

(iii) 	has failed to disclose on its federal income tax
returns any positions taken
therein that could give rise to a substantial understatement of Federal Income Tax liability within the meaning of Section 6662 of the Code; or

(iv) 	to the knowledge of the Company, has any material liability
for unpaid Taxes
because it once was a member of an affiliated group (within the meaning of Section
1504(a) of the Code or any similar group defined under a similar provision of state, local or foreign law) during any part of any tax year within any part of which any entity other than the Company was also a member of the affiliated group.

(f) 	For purposes of this Agreement, the term ATaxes@ means all
taxes, charges, fees,
levies or other assessments, including, without limitation, income, gross receipts, excise, fuel, property, sales, use, transfer, real estate gains, personal property, registration, alternative or add-on minimum, estimated, license, payroll, stamp, unemployment, severance, occupation, windfall profits, environmental, customs, duties, withholding, capital stock and franchise taxes, Pension Benefit Guaranty Corporation premiums or charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof which the Company or any of its
Subsidiaries is required to pay, withhold or collect, including any interest, penalties or additions thereto. For purposes of this Agreement, the term ATax Return@ means any report, return or other information or document required to be supplied to a taxing authority in connection with Taxes.

SECTION 3.10. Opinion of Financial Advisor tc \l2 "SECTION 3.10. Opinion of Financial
Advisor . The Company has received the opinion of Harris Webb & Garrison, Inc., its financial advisor, to the effect that, as of the date of such opinion, the cash
consideration to be received in the Merger by the holders of the Common Stock is fair to such holders from a financial point of view.
SECTION 3.11.  Inventory tc \l2 "SECTION 3.11.  Inventory .   The
inventories of the
Company and its Subsidiaries reflected in the Company's unaudited balance sheet for the quarter ended March 31, 1998 consist of inventories generally of the kind, amount and quality usable in the ordinary course of business of the Company and its Subsidiaries.
SECTION 3.12. Employee Benefits tc \l2 "SECTION 3.12. Employee Benefits . (a) Schedule
3.12 of the Disclosure Schedule lists all employee pension benefit plans (as defined in
Section 3(2) of the Employee Retirement Income Security Act of
1974, as amended
(AERISA@)), all employee welfare benefit plans (as defined in
Section 3(1) of ERISA),
and all other bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance or termination and other similar fringe or employee benefit plans, programs or arrangements, and any current
employment, executive
compensation or severance contracts or agreements, written or otherwise, for the
benefit of, or relating to, any employee of the Company or any Subsidiary, any trade or business (whether or not incorporated) which is a member of a
Acontrolled group@
including the Company or which is under common control with the
Company (an AERISA
Affiliate@) within the meaning of Section 414 of the Code, or
Section 4001 of ERISA or
any Subsidiary of the Company, as well as each plan with respect to which the Company or an ERISA Affiliate could incur liability under Section 4068,
Section 4069 (if such
plan has been or were terminated) or Subtitle E of Title IV of
ERISA or any other
provision of applicable law (together, all of the foregoing
plans, programs,
arrangements, contracts or agreements referred to as the AEmployee Plans@). There have been delivered to Buyer copies of (i) each such written Employee Plan (other than those referred to in Section 4(b)(4) of ERISA), and (ii) the most
recent summary plan
description and annual report on Form 5500 series, with
accompanying schedules and
attachments, filed with respect to each Employee Plan required to make such a filing.
(bi 	Except to the extent that the breach of any of the
following representations could
not, individually or in the aggregate, result in obligations or liabilities of the
Company or any of its Subsidiaries in an amount exceeding
$150,000, none of the
Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, and none of the Employee Plans is a Amultiemployer plan@ as such terms is defined in Section 3(37) of ERISA; (ii) there has been no Aprohibited transaction,@
as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with
respect to any Employee Plan, which could result in any liability of the Company or any of its Subsidiaries; (iii) all Employee Plans, to the Company=s
knowledge, are in
compliance in all respects with the requirements prescribed by any and all statutes
(including ERISA and the Code), orders or governmental rules and regulations currently in effect with respect thereto (including all applicable requirements for notification to participants of the Department of Labor, the IRS or Secretary of the Treasury) and
the Company and each of its Subsidiaries have performed all obligations required to be performed by them under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party with respect to, any of the Employee Plans, (iv) each Employee Plan intended to qualify under Section 401(a)
of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS and nothing has occurred which may reasonably be expected to impair such determination, (v) all contributions required to be made to any Employee Plan pursuant to Section 412 of the Code, or the terms of the Employee Plan have been made on or before their due dates; and (vi) none of the
Employee Plans are subject to Title IV of ERISA and none is intended to be a VEBA under
Section 501(c)(9) of the Code.
(ci 	Except as set forth in Section 3.12 of the Disclosure
Schedule, no amounts payable
under any Employee Plan or pursuant to this Agreement (including but not limited to payments pursuant to Sections 2.01(b) and 3.12 hereof) will fail to be deductible for federal income tax purposes by virtue of Section 280G or 162(m) of the Code.

(di 	Except as set forth in Section 3.12 of the Disclosure
Schedule, the consummation of
the transactions contemplated by this Agreement will not under any Employee Plans (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, (except as expressly provided in this Agreement) or (ii) accelerate the time of payment or vesting (except in the case of stock options), or increase the amount of compensation due any such employee or officer.

(ei 	There are no material pending or, to the Company=s
knowledge, threatened or
anticipated claims with respect to any Employee Plan, by any employee or beneficiary covered under any such Employee Plan or otherwise involving any such Employee Plan
(other than routine claims for benefits).

(fi 	Except as set forth in Section 3.12 of the Disclosure
Schedule, the Company has the
right to terminate any Employee Plan which is a welfare benefit plan, as that term is defined in Section 3(1) of ERISA.

SECTION 3.13. Environmental Matters tc \l2 "SECTION 3.13. Environmental Matters . (ai
Except as disclosed in Section 3.13(a) of the Disclosure Schedule, the Company and its
Subsidiaries are in compliance with all applicable Environmental
Laws (as defined
below) (which compliance includes, but is not limited to, the possession by the Company and its Subsidiaries of all permits and other governmental
authorizations required
under applicable Environmental Laws, and compliance with the terms and conditions
thereof), except for any noncompliance (including without limitation, any failure to possess) that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its
Subsidiaries.  Neither the
Company nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in such compliance. Except as set forth in Section 3.13(a) of the Disclosure Schedule, there are no
actions, activities,
circumstances, conditions (excluding the Company=s inability to provide funding),
events or incidents that may prevent or interfere with the Company and its Subsidiaries being in compliance with all applicable Environmental Laws in the future, with
exceptions that, individually or in the aggregate, would not reasonably be likely to have a material adverse effect on the Company and its
Subsidiaries.
(bi 	Except as described in Section 3.13(b) of the Disclosure
Schedule, there is no
Environmental Claim (as defined below) pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or to the Company=s knowledge, any former Subsidiary or other person or entity whose liability for any Environmental
Claim the Company or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, in each case which,
individually or in the
aggregate, would reasonably be likely to have a material adverse effect on the Company and its Subsidiaries.
(ci 	Except as described in Section 3.13(c) of the Disclosure
Schedule, there are no
actions, activities, circumstances, conditions (excluding the Company=s inability to provide funding), events or incidents (including, without limitation, the release, emission, discharge, presence or disposal of any Hazardous Material (as defined below)) which are reasonably likely to form the basis of any Environmental Claim against the Company, any of its Subsidiaries, or to the knowledge of the Company, any person or entity whose liability for any Environmental Claim the Company or any of its
Subsidiaries has or may have retained or assumed either contractually or by operation of law, in each case which, individually or in the aggregate, would reasonably be likely to have a material adverse effect on the Company and its Subsidiaries.

(di 	Except as described in Section 3.13(d) of the Disclosure
Schedule, neither the
Company nor any of its Subsidiaries has received any written request for information regarding the contamination or release or threatened release of any Hazardous Material at, or written notice or is otherwise actually aware that it is a Apotentially responsible party@ under any Environmental Law for the Cleanup (as defined below) of, any property, whether or not owned or operated by the Company or any of its
Subsidiaries, which individually or in the aggregate would reasonably be likely to have a material adverse effect on the Company and its Subsidiaries.

(ei 	Except as set forth in Section 3.13(e) of the Disclosure
Schedule, no transfers of
permits or other governmental authorizations under Environmental Laws, and no additional permits or other governmental authorizations under Environmental Laws, will be required to permit the Company and its Subsidiaries or the Surviving Corporation and its Subsidiaries, as the case may be, to be in material compliance with all applicable Environmental Laws immediately following the transactions contemplated hereby, and to continue to conduct their operations as conducted by the Company and its
Subsidiaries immediately prior to the date hereof, except for any routine filings or governmental authorizations required to be filed or obtained in the ordinary course of business after the Closing. To the extent that such transfers or additional permits and other governmental authorizations are required, the Company and its Subsidiaries agree to use their reasonable best efforts to effect such transfers and obtain such permits and other governmental authorizations as promptly as practicable after the date hereof.

(fi 	Section 3.13(f) of the Disclosure Schedule sets forth a
true and complete listing
of all Underground Storage Tanks (AUSTs@) currently present at any property currently owned or operated by the Company or any of its Subsidiaries, including, with respect to each UST, its location, capacity, contents, registration number, the presence or suspected presence of soil or, surface water, or groundwater contamination associated therewith, whether the applicable regulatory authority has certified closure, and any ongoing remedial, closure or post closure requirements.

(gi 	Except as set forth in Section 3.13(g) of the Disclosure
Schedule, neither the
Company nor any of its Subsidiaries knows of, or has any reason to suspect that there has been, any Release(s) from any UST identified in Section 3.13(f) of the Disclosure
Schedule or from any UST formerly present at any property owned, leased or operated by the Company or any of its Subsidiaries or any property formerly owned, leased or operated by the Company or its Subsidiaries (including former Subsidiaries) which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company and its Subsidiaries.

(hi 	Section 3.13(h) of the Disclosure Schedule identifies any
Release listed in Section
3.13(g) of the Disclosure Schedule, and sets forth the nature and extent of each known or suspected Release, the approximate date upon which the applicable regulatory authority was notified thereof, the incident number, the reasonably expected cost of any Cleanup (calculated in a manner consistent with the Company=s past practices and standards), and whether and to what extent such costs are or are expected to be subject to reimbursement from applicable UST trust funds.

(ii 	Except as set forth in Section 3.13(i) of the Disclosure
Schedule, to the knowledge
of the Company or any of its Subsidiaries, (x) no Hazardous Material has migrated or threatens to migrate from any property currently owned, leased or operated by the
Company or any of its Subsidiaries to any other property and (y) no Hazardous Material has migrated or threatens to migrate to any property currently owned, leased or operated by the Company or any of its Subsidiaries from any other property except for any migration, which individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries.

(ji 	To the Company=s or any of its Subsidiaries knowledge,
except as set forth in
Section 3.13(j) of the Disclosure Schedule, neither the Company nor any of its
Subsidiaries (including to its knowledge any former Subsidiary) has disposed of, transported, or arranged for the disposal or transportation of, any Hazardous Material at any property listed or proposed for listing on the National Priorities List, the
Comprehensive Environmental Response, Compensation and Liability Information System or any comparable state list.

(ki 	Except as described in Section 3.13(k) of the Disclosure
Schedule, with respect to
each UST listed on Schedule 3.13(f) the Company and its Subsidiaries have materially satisfied, and are in material compliance with, all requirements of Environmental Laws relating to the availability of trust or other funds for Cleanup or Environmental
Claims except for such instances of noncompliance which have been cured and which will not jeopardize eligibility for or availability of trust or other funds for Cleanup or
Environmental Claims; without limiting the generality of the foregoing, the Company and its Subsidiaries have taken timely actions to identify and cure any noncompliance or suspected noncompliance indicated in any statistical inventory reconciliation report or datum prepared by, or on behalf of, the Company.

(li      To the knowledge of the Company, the Environmental
Review of the Company dated
December 31, 1997 (a loose-leaf binder) delivered to Buyer=s environmental counsel and prepared by the Company in consultation with Cobb Environmental reasonably describes and reasonably quantifies the expenditures of the Company and its
Subsidiaries
necessary, as of the date of such Environmental Report, to comply with Environmental
Laws, and whether and to what extent such expenditures are or are expected to be
subject to reimbursement from applicable UST trust funds, and such estimated
expenditures were calculated in a manner consistent with the Company=s past standards and practices (which the Company has no reason to believe are not consistent with
industry practice).
(mi     Any representations relating to properties or
Subsidiaries formerly owned or
operated shall be deemed to be made only to the knowledge of the Company with respect to any period preceding the time at which the Company or its Subsidiaries first owned or operated such properties or Subsidiaries.
(ni       To the knowledge of the Company, there is no friable
asbestos at any property
currently owned, leased or operated by the Company or any of its Subsidiaries which currently requires, or is reasonably expected to require,
remediation under
Environmental Laws.
(oi     Neither the Company nor any of its Subsidiaries is
participating in, or relying
on reimbursement or funding assistance through, the State of Florida Petroleum Cleanup
Participation Program, Fla. Stat. Ann. Section 376.3071(13) et.
seq.
(pi 	The following terms as used in this section shall have the
following meanings:

ACleanup@ means all actions required to: (1) cleanup, remove, treat or remediate
Hazardous Material in the outdoor environment; (2) prevent the Release of Hazardous
Materials so that they do not migrate, endanger or threaten to endanger public health or welfare of the outdoor environment; (3) perform pre-remedial studies and
investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal,
treatment or remediation or potential cleanup, removal, treatment or remediation of
Hazardous Materials in the outdoor environment.
AEnvironmental Claim@ means any claim, action, cause of action, investigation or
written notice by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or
penalties) arising out of, based on or resulting from (a) the presence, or Release into the outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries or
(b) circumstances
forming the basis of any violation, or alleged violation, of any Environmental Law.
AEnvironmental Laws@ means all federal, state, local and foreign laws and regulations, rules, permits, licenses, approvals and orders relating to pollution or protection of human health or the environment, including without limitation, laws relating to
Releases or threatened Releases of Hazardous Materials into the outdoor environment or otherwise relating to the manufacture, processing, distribution, use, treatment,
storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
AHazardous Materials@ means all substances listed or identified as Hazardous Substances pursuant to the Comprehensive Environmental Response Compensation and Liability Act, as
amended (ACERCLA@) and petroleum, fractions of petroleum, petroleum products, gasoline, diesel fuel, natural gas, natural gas liquids, liquefied natural gas, synthetic gas, mixtures of any of the above, and constituents of any of the above which are themselves considered hazardous or toxic.  The term shall also include any material which is
regulated or identified as a hazardous, toxic or otherwise dangerous substance, waste material, pollutant or contaminant by other applicable
Environmental Laws.
ARelease@ means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the outdoor
environment, including the movement of Hazardous Materials through or in the air, soil, surface water or groundwater.
For purposes of this Section 3.13, references to Aoutdoor environment@ shall include, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata.
SECTION 3.14. Intellectual Property tc \l2 "SECTION 3.14. Intellectual Property . (ai
Section 3.14 of the Disclosure Schedule sets forth a complete list of all patents,
trademarks and service marks issued in the United States and other material patents owned by the Company.
(bi 	Except as would not result in a material adverse effect:
(i) the Company and each
of its Subsidiaries owns and has the exclusive right to make, have made, use, sell, import and offer for sale (in each case, free and clear of any liens), all Intellectual
Property (as defined below) used in the conduct of their
respective business as
currently conducted; (ii) the manufacture, use, sale, import or offer for sale of any
Intellectual Property by the Company and its Subsidiaries does not, to the Company=s knowledge, infringe on or otherwise violate the rights of any person; (iii) no product
(or component thereof or process) used, sold, imported or manufactured by and/or for, or supplied to, the Company or any of its Subsidiaries infringes or otherwise violates the Intellectual Property of any other person; (iv) to the
Company=s knowledge, no
person is challenging, infringing on or otherwise violating any right of the Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or
licensed to the Company and its Subsidiaries; and (v) the Company is not obligated to
pay royalties in respect of any Intellectual Property.   For
purposes of this
Agreement, AIntellectual Property@ shall mean trademarks, service marks, brand names, service marks, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in any jurisdiction; patents, applications for patents (including, without limitation, division, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not in any jurisdiction, including, without limitation, products being researched or developed; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

SECTION 3.15.  Insurance tc \l2 "SECTION 3.15.  Insurance .
Section 3.15 of the
Disclosure Schedule sets forth a true and complete list of all current insurance
policies to which the Company or any of its Subsidiaries is a party (and true and
complete copies thereof have been provided to Buyer=s counsel). Except as described in
Section 3.15 of the Disclosure Schedule, there are no claims pending which would have a material adverse effect on the Company and its Subsidiaries (after giving effect to any reasonably anticipated insurance coverage).
SECTION 3.16.  Properties tc \l2 "SECTION 3.16.  Properties .
(ai  Except as set forth
in Section 3.16 of the Disclosure Schedule, the Company and each of its Subsidiaries has title to all of its respective properties and assets whether tangible or
intangible, real, personal or mixed, reflected in the Company=s audited consolidated financial statements for the year ended December 28, 1997 and unaudited consolidated financial statements for the quarter ended March 29, 1998, free and clear of all liens, claims and encumbrances, other than liens reflected in such
audited consolidated
financial statements and other than liens, claims and encumbrances that would not have a material adverse effect on the Company and its Subsidiaries and would not materially adversely affect the use or title to such property. Subject to the last sentence of this Section 3.16, all leases, marketing agreements and other agreements under which the Company or any of its Subsidiaries has or grants the right to use any property are listed on Section 3.16 of the Disclosure Schedule and are valid and subsisting leases, enforceable against the Company or any of its Subsidiaries in accordance with their terms, and no material default (or event which, with the passing of time or the giving of notice, or both, would constitute a default) has occurred by the Company or any of its Subsidiaries thereunder.  Except as disclosed in Section 3.16 of the Disclosure
Schedule, the Company has no knowledge of any material default or claimed, threatened or alleged material default by any other party under any term or provision of such
leases and agreements.
(bi 	Section 3.16(b) of the Disclosure Schedule sets forth a
true and complete list of
each store owned or leased by the Company or any Subsidiary.

(ci 	The Company has delivered to Buyer=s counsel a true and
correct copy of the fixed
asset list that was used to generate the Company=s balance sheet at March 29, 1998 and such list is a representative list of the Company=s fixed assets in all material respects as of such date.

(di 	The aggregate future minimum rental payments required under
all real property
leases and all personal property leases, respectively, other than any such leases which did not have primary or remaining noncancellable terms in excess of one year as of
December 28, 1997 (and other than leases with future maximum rental payments which do not exceed $250,000 in the aggregate) are as follows:

Year     1998     1999       2000       2001      2002 Thereafter
         ----     ----       ----       ----      ---- ----------

Real
Prop-
erty $7,381,321 $6,529,934 $5,271,197 $4,057,110 $2,872,517 $4,478,675

Personal
Property
Leases $101,034  $  58,819  $  36,263  $  32,169  $ 14,086  $  --

Total$7,482,355 $6,588,753 $5,307,460 $4,089,279 $2,886,603 $4,478,675


SECTION 3.17. Labor Matters tc \l2 "SECTION 3.17. Labor Matters . Neither the Company
nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the
Company or any of its
Subsidiaries; no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries and there are no activities or proceedings of any labor union to organize any of their respective employees. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries, pending or, to the
knowledge of the Company, threatened.
SECTION 3.18. State Takeover Laws; Etc tc \l2 "SECTION 3.18. State Takeover Laws; Etc .
 The provisions of Section 203 of the DGCL are inapplicable to the Company, the
purchase of Securities, and the Merger and the purchase of Securities and the Merger are exempt from the requirements of any other Amoratorium,@
Acontrol share,@ Afair
price,@ or other anti-takeover laws or regulations of any state. The Company has taken all steps necessary irrevocably to exempt the transactions
contemplated by this
Agreement from any applicable provisions of the Company=s Amended and Restated Articles of Organization and By-Laws which would have the effect of
delaying,  preventing or
materially reducing the expected benefits to Buyer of the transactions contemplated by this Agreement.
SECTION 3.19.  No Other Agreements and Options tc \l2 "SECTION
3.19.  No Other Agreements
and Options . Other than (i) the Loan Agreement and the Equipment Loan Agreement, each dated as of December 24, 1997, between E-Z Serve Convenience
Stores, Inc. and FFCA
Acquisition Corporation and (ii) the Loan and Security Agreement by and among E-Z Serve
Convenience Stores, Inc., the Company and Madeleine L.L.C., as Administrative Agent,
and Congress Financial Corporation (Southwest), as Collateral Agent (the agreements in clauses (i) and (ii), together with all related documentation thereto, herein referred to as the ACredit Documents@), neither the Company, any of its Subsidiaries, nor any owned or leased property is subject to any commitment, obligation or agreement,
including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder the Company or any of its Subsidiaries from fulfilling its obligations under this Agreement or any agreement or transaction contemplated hereunder.
SECTION 3.20.  Corporate Name; Prior Transactions tc \l2 "SECTION
3.20.  Corporate Name;
Prior Transactions . Neither the Company nor any of its Subsidiaries has, during the past five years, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired or sold all or substantially all of the stock or assets from or of any Person, or acquired or sold any substantial amounts of it or their property or assets out of the ordinary course of business, except as set forth in Section 3.20 of the Disclosure Schedule.
SECTION 3.21. Undisclosed Liabilities tc \l2 "SECTION 3.21. Undisclosed Liabilities .
Since December 29, 1996, neither the Company nor any of its Subsidiaries has incurred or otherwise become liable for any direct or indirect liability, indebtedness,
obligation, expense, claim, deficiency, guaranty or endorsement, including those of or by any other person (collectively, the ALiabilities@) except (i) in the ordinary course of business consistent with past practice, (ii) as reflected in or referred to in the
SEC Documents or in a schedule hereto, or (iii) in connection with the transactions contemplated by this Agreement.  The Company neither knows nor has any reasonable
ground to know of any basis for assertion against the Company or any of its
Subsidiaries of any Liabilities not adequately reflected, reserved against or given effect to in the SEC Documents, except for Liabilities which, in the aggregate, would not have a material adverse effect.
SECTION 3.22.   Material Contracts tc \l2 "SECTION 3.22.
Material Contracts .  (ai
Subject to the last sentence of this Section 3.22(a), all
agreements, leases,
contracts, notes, mortgages, indentures, arrangements or other obligations of the
Company and its Subsidiaries material to its or their business (AMaterial Contracts@)
are valid, binding and enforceable in accordance with their terms except to the extent limited by bankruptcy or other laws affecting creditors= rights generally and except in such respects as would not have a material adverse effect.  The
Company and its
Subsidiaries have fulfilled all of their obligations under the
Material Contracts
required to be performed by them prior to the date hereof, except for failures to
fulfill their obligations which, in the aggregate, would not have a material adverse effect. No default by the Company or any Subsidiary under any Material Contracts has occurred and is continuing, except for any default which would not give another person the right, with or without giving of notice or lapse of time, or both, to terminate or materially modify the terms of such contract.  The Company has no knowledge of any
material default or claimed, threatened or alleged material default by any other party under any term or provision of any Material Contract.
(bi 	Section 3.22(b) of the Disclosure Schedule sets forth a
true and complete list of
all stores currently operated by the Company or any of its Subsidiaries. None of the
stores so listed that has been designated under the column labeled AGas Brand@ with the symbol AU@, ADS@, ARD@, ATR@ or ADR@ has any contractual commitment or arrangement of any kind or nature relating to the purchase of gasoline, petroleum, diesel or other motor fuel, with exceptions that are not material (it being understood that the Company makes no representation as to the accuracy of the symbol
designations themselves).
(ci 	Section 3.22(c) of the Disclosure Schedule sets forth a
true and complete list of
all written contracts or other agreements or arrangements to which the Company or any of its Subsidiaries is a party relating to the purchase by the Company or any of its
Subsidiaries of gasoline, petroleum, diesel or other motor fuel and involving payment by the Company or such Subsidiary, but excluding contracts, agreements and arrangements that are terminable without penalty on less than 90 days notice or that have termination penalties of less than $150,000 in the aggregate.

(di 	Section 3.22(d) of the Disclosure Schedule sets forth a
true and complete list of
written contracts to which the Company or one of its Subsidiaries is a party relating to the purchase by the Company or one of its Subsidiaries of food, grocery or household products involving payment by the Company or such Subsidiary, but excluding contracts that are terminable without penalty on less than 90 days notice or that have termination penalties of less than $250,000 in the aggregate.

(ei 	Section 3.22(e) of the Disclosure Schedule sets forth a
true and complete list of
written contracts to which the Company or one of its Subsidiaries is a party relating to the transportation of gasoline, petroleum, diesel, other motor fuels, food, grocery, household or other products or merchandise sold by the Company or one of its
Subsidiaries, but excluding contracts that are terminable with 60 days notice (or less) without penalty.

(fi 	Each of the promissory notes (the AFFCA Notes@) executed
and delivered by E-Z Serve
Convenience Stores, Inc. (AE-Z Serve Sub@) pursuant to the Loan Agreement dated as of
December 24, 1997 between E-Z Serve Sub and FFCA Acquisition Corporation are substantially identical to (i) the promissory note in the original amount of
$535,000.00 relating to Unit No. 4008 in Panama City, Florida (which provides for payment of interest at a fixed rate) or (ii) the promissory note in the original amount of $245,000 relating to Unit No. 4064 in Montgomery, Alabama (which provides for payment of interest at a floating rate), provided that pursuant to such Loan Agreement
E-Z Serve Sub also issued to FFCA a Equipment Promissory Note in the original amount of
$8,088,000.00, which note has a seven-year maturity, pays interest at a floating rate and is secured by the equipment at E-Z Serve store locations referenced in the loan documents. True and complete copies of the foregoing three notes have been provided to
Buyer=s counsel.

(gi 	The Company has delivered to Buyer=s counsel each franchise
agreement to which the
Company or any of its Subsidiaries is a party. Such franchise agreements are set forth in Section 3.22(f) of the Disclosure Schedule.

 (h) True and complete copies of the documents listed on Sections 3.22(c), (d) and
(e) have been provided to Buyer or Buyer=s counsel.
SECTION 3.23. Powers of Attorney and Certain Authorized Persons tc \l2 "SECTION 3.23.
Powers of Attorney and Certain Authorized Persons . Except as set forth on Section
3.23 of the Disclosure Schedule, no person holds a power of attorney from the Company or any of its Subsidiaries. No person other than the executive officers of the Company is authorized to borrow money or incur or guarantee indebtedness on behalf of the
Company or any of its Subsidiaries.
SECTION 3.24.  Limitation of Representations and Warranties tc
\l2 "SECTION 3.24.
Limitation of Representations and Warranties . BUYER ACKNOWLEDGES THAT IF THE CLOSING
IS CONSUMMATED THE BUSINESS, ASSETS AND LIABILITIES OF THE COMPANY AND ITS SUBSIDIARIES
ARE BEING INDIRECTLY PURCHASED BY BUYER ON AN AAS IS, WHERE IS@
BASIS, WITHOUT ANY
WARRANTIES OR REPRESENTATIONS, EITHER EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER,
OTHER THAN THOSE WHICH ARE EXPRESSLY STATED TO BE SUBJECT OF THE INDEMNIFICATION SET
FORTH IN SECTION 7.02(a) AND SUBJECT TO CLAIMS FOR FRAUD AND SIMILAR ACTIONS. WITHOUT
LIMITING THE GENERALITY OF THE FOREGOING , AND EXCEPT AS SET FORTH IN SECTIONS 3.01 TO
3.23 HEREOF, THE COMPANY MAKES NO REPRESENTATIONS OR WARRANTY WITH RESPECT TO (A) ANY
PROJECTIONS, ESTIMATES OR BUDGETS DELIVERED TO OR MADE AVAILABLE TO BUYER OF FUTURE
REVENUES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR
FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF THE
COMPANY AND ITS
SUBSIDIARIES OR THE FUTURE BUSINESS AND OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES
OR (B) ANY OTHER INFORMATION OR DOCUMENTS MADE AVAILABLE TO BUYER
OR ITS COUNSEL,
ACCOUNTANTS OR ADVISORS WITH RESPECT TO THE COMPANY OR ITS
SUBSIDIARIES OR THEIR
RESPECTIVE BUSINESSES OR OPERATIONS.
B. Representations and Warranties Relating to Sellers. Each Seller, severally but not jointly, hereby makes the following representations and warranties to Parent and Buyer as of the date hereof and as of the Closing Date, but only insofar as such representations and warranties relate to such Seller:
SECTION 3.25. Existence of Sellers; Authorization tc \l2 "SECTION 3.25. Existence of
Sellers; Authorization . Each Seller is duly organized and validly existing and, if a corporation, in good standing under the laws of the jurisdiction of its incorporation and has all corporate or partnership powers, as the case may be, and all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby are within each Seller=s powers (corporate, partnership or otherwise) and have been duly authorized by all necessary action on the part of each
Seller.
SECTION 3.26.  Valid and Binding Agreement tc \l2 "SECTION 3.26.
Valid and Binding
Agreement . This Agreement constitutes a valid and binding agreement of each Seller, enforceable in accordance with its terms, except as (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors= rights generally and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.
SECTION 3.27. Non-contravention tc \l2 "SECTION 3.27. Non-contravention . The execution, delivery and performance by each Seller of this Agreement and any other documents required to be executed by the Sellers pursuant to this Agreement do not and will not (i) contravene or conflict with its agreement of general partnership or articles of incorporation or by-laws, as the case may be, or (ii) assuming compliance with the matters referred to in Section 3.04, contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to such Seller or to the knowledge of each Seller require any filing with, or permit, license (including liquor licenses), authorization, consent or approval of, any Governmental Agency, other than (w) the filing of the
Certificate of Merger in accordance with the DGCL; (x) compliance with any applicable requirements of the HSR Act; (y) compliance with any applicable requirements of the
Exchange Act and state securities, takeover and Blue Sky laws; and (z) such actions or filings which, if not taken or made, would not, individually or in the aggregate, have a material adverse effect or materially interfere with the consummation of the transactions contemplated by this Agreement.
SECTION 3.28. Ownership tc \l2 "SECTION 3.28. Ownership . Each Seller is and will be at the Closing the record and beneficial owner of the Shares and Seller Warrants set forth opposite such Seller=s name on Exhibit A, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Shares or Seller Warrants, as the case may be), and will transfer and deliver to Buyer at the Closing valid title to such Shares and Seller
Warrants free and clear of any Lien and free of any such limitation or restriction.
SECTION 3.29.  Finders= Fees tc \l2 "SECTION 3.29.  Finders= Fees
 .  Except for
Donaldson, Lufkin & Jenrette Securities Corporation and Harris, Webb & Garrison, Inc., each of whose fees in the amount set forth in Section 3.29 of the Disclosure Schedule will be paid by the Company prior to or at Closing, there is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to prepare any fairness or similar type of opinion in connection with the transactions contemplated hereunder or to act on behalf of Sellers or the Company or its
Subsidiaries who might be entitled to any fee or commission from Buyer, the Company or any Subsidiary or any of their respective Affiliates upon consummation of or in connection with the transactions contemplated by this Agreement.
SECTION 3.30. Litigation tc \l2 "SECTION 3.30. Litigation . There is no action, suit, investigation or proceeding pending against, or to the knowledge of each Seller, threatened against or affecting, such Seller before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this
Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF BUYER
 TC \L1 "ARTICLE 4REPRESENTATIONS AND WARRANTIES OF BUYER Buyer hereby represents and warrants to Sellers as of the date hereof and as of the Closing Date that:
SECTION 4.1.  Organization and Qualification tc \l2 "SECTION 4.1.
Organization and
Qualification .  Buyer is a corporation duly incorporated,
validly existing and in good
standing under the laws of Delaware and has the requisite
corporate power to carry on
its business as it is now being conducted, except where the
failure to be so qualified,
existing or in good standing or to have such power and authority would not,
individually or in the aggregate, have a material adverse effect on the Buyer.
SECTION 4.2.  Authority Relative to This Agreement tc \l2
"SECTION 4.2.  Authority
Relative to This Agreement . Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated thereby.
The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of
Buyer, and no other corporate proceedings on the part of Buyer are necessary to
authorize this Agreement or to consummate the transactions so contemplated by this
Agreement (including the Merger).  This Agreement has been duly and validly executed
and delivered by Buyer and, assuming this Agreement constitutes a valid and binding obligation of the Company and Sellers, this Agreement constitutes a valid and binding
agreement of Buyer, enforceable against Buyer in accordance with its terms.
SECTION 4.3.  Consents and Approvals; No Violation tc \l2
"SECTION 4.3.  Consents and
Approvals; No Violation .  Neither the execution, delivery or performance of this
Agreement by Buyer  nor the consummation by Buyer of the
transactions contemplated
hereby and compliance by Buyer with any of the provisions hereof will (i) conflict with or result in any breach of any provisions of the charter or by-
laws of Buyer,
(ii) require any filing with, or permit, authorization, consent or approval of, any
Governmental Entity, other than (w) the filing of the Certificate of Merger in
accordance with the DGCL; (x) compliance with any applicable requirements of the HSR
Act; (y) compliance with any applicable requirements of the
Exchange Act and state
securities, takeover and Blue Sky laws; and (z) such actions or filings which, if not taken or made, would not, individually or in the aggregate, have a material adverse
effect or materially interfere with the consummation of the transactions contemplated by this Agreement, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, or result in the creation of any lien or other encumbrance on any property or asset of
Buyer pursuant to, any of
the terms, conditions or provisions of any note, bond, mortgage, indenture, lease,
license, contract, agreement or other instrument or obligation to which Buyer is a
party or by which any of them or any of their properties or
assets may be bound or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation
applicable to Buyer or by which any property or asset of Buyer is bound, except, in the case of clauses (iii) and (iv), for violations, breaches,
defaults or other occurrences
which would not prevent consummation of the transactions contemplated by this Agreement or the Merger and would not, individually or in the aggregate, have a material adverse
effect on Buyer.
SECTION 4.4. Financing tc \l2 "SECTION 4.4. Financing . The Buyer has received, and delivered true and correct copies to the Company of, firm written commitments from
financially responsible third parties to obtain the funds
necessary to consummate the
transactions contemplated by this Agreement and the Merger and to pay related fees and expenses.
SECTION 4.5. Status as an Interested Stockholder or an Acquiring Person tc \l2 "SECTION
4.5.  Status as an Interested Stockholder or an Acquiring Person
 .  Assuming that the
Board of Directors of the Company has duly authorized the
Company's execution and
delivery of this Agreement and the consummation by it of the transactions contemplated hereunder, as of the date of this Agreement, neither Buyer nor, to the best knowledge
of Buyer, any of the Buyer=s affiliates is an AInterested Stockholder@ as such term is defined in Section 203 of the DGCL.
SECTION 4.6. Interim Operations of Buyer tc \l2 "SECTION 4.6. Interim Operations of
Buyer . Buyer has engaged in no business activities prior to the date hereof and has conducted its operations only as contemplated hereby.
SECTION 4.7. Finders= Fees tc \l2 "SECTION 4.7. Finders= Fees . There is no investment banker, broker, finder or other intermediary which has been
retained by or is
authorized to act on behalf of Buyer who might be entitled to any fee or commission from Sellers or any of its Affiliates upon consummation of the transactions
contemplated by this Agreement.
SECTION 4.8.  Litigation tc \l2 "SECTION 4.8.  Litigation .
There is no action, suit,
investigation or proceeding pending against, or to the knowledge of Buyer threatened
against or affecting, Buyer before any court or arbitrator or any governmental body, agency or official which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.
SECTION 4.9.  Due Diligence tc \l2 "SECTION 4.9.  Due Diligence .
(a) Buyer is an
informed and sophisticated purchaser and is experienced in the evaluation and purchase of companies such as the Company. In making the decision to enter into this Agreement and consummate the transactions contemplated hereby, Buyer has relied solely on its own independent investigation of the Company and its Subsidiaries as of this date and upon
the representations and warranties and covenants in this
Agreement (as limited by
Sections 3.24, 7.01 and 7.04).
If the Closing occurs, Buyer agrees to accept the Company as it exists on the Closing
Date based upon its own inspection, examination and determination with respect thereto as to all matters and without reliance upon any express or
implied representations or
warranties of any nature made by or on behalf of or imputed to
Sellers except as
expressly set forth in this Agreement.
ARTICLE 5
COVENANTS
 TC \L1 "ARTICLE 5COVENANTS SECTION 5.1.  Conduct of the Company
tc \l2 "SECTION 5.1.
Conduct of the Company .  Except as otherwise expressly provided in this Agreement or
with the prior written consent of Buyer, during the period from the date of this
Agreement to the Closing, the Company will, and will cause each of its Subsidiaries to,
conduct its operations only in the ordinary and usual course of business consistent with past practice and will use its reasonable best efforts, and will cause each of its
Subsidiaries to use its reasonable best efforts, to preserve intact its present
business organization, keep available the services of its present officers and
employees and preserve its material relationships with licensors, licensees,
franchisees, customers, suppliers, employees and any others
having business dealings
with it.  Without limiting the generality of the foregoing, and except as otherwise
expressly provided in this Agreement, without the prior written consent of Buyer, the
Company will not, and will not permit any of its Subsidiaries to, prior to the Closing:
(a) 	adopt or propose any amendment to its charter or by-laws or
comparable
organizational documents or increase or propose to increase the size of the Board or a Subsidiary=s Board of Directors;

(b) 	issue, reissue, sell or pledge or authorize or propose the
issuance, reissuance,
sale or pledge of any shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock, other than the issuance of shares of Common
Stock upon the exercise of Options issued pursuant to the Option Plans or Warrants outstanding on the date of this Agreement, in each case in accordance with their present terms;

(c) 	declare, set aside or pay any dividend or other
distribution (whether in cash,
securities or property or any combination thereof) in respect of any class or series of its capital stock, except that any wholly owned Subsidiary of the Company may pay dividends and make distributions to the Company or any of the Company=s wholly owned
Subsidiaries;

(d) 	adjust, split, combine, subdivide, reclassify or redeem,
purchase or otherwise
acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock;

(e) 	(i) incur, assume or pre-pay indebtedness, except that The
Company and its
Subsidiaries may incur or pre-pay indebtedness in the ordinary course of business consistent with past practice under existing lines of credit,
(ii) assume, guarantee,
endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person or entity other than the Company or any of its Subsidiaries, (iii) make any loans, advances or capital contributions to, or investments in, any other person or entity except for loans, advances, capital contributions or investments between the Company and any of its wholly owned
Subsidiaries or between wholly owned Subsidiaries of the Company,
(iv) pledge or
otherwise encumber shares of capital stock of the Company or any of its Subsidiaries;
or (v) mortgage or pledge any of its assets, tangible or intangible, or, except in the ordinary course of business consistent with past practice, create or suffer to exist any lien thereupon.

(f) 	settle or compromise any suit or claim or threatened suit
or claim resulting in any
nonmonetary agreement of the Company or a payment in excess of $50,000;

(g) 	except for (i) increases in salary, wages and benefits of
employees of the Company
or its Subsidiaries (other than officers or directors of the Company) in accordance with past practice and (ii) increases in salary, wages and benefits granted to employees of the Company or its Subsidiaries (other than officers or directors of the
Company) in conjunction with promotions or other changes in job status consistent with past practice or required under existing agreements that, in either case, do not in the aggregate have the effect of materially increasing the benefit or compensation expense of the Company, increase the compensation or fringe benefits payable or to become payable to its directors, officers or employees (whether from the Company or any of its
Subsidiaries), or pay any benefit not required by any existing plan or arrangement
(including, the granting of, or waiver of performance or other vesting criteria under, stock options, or grant any severance or termination pay to (except pursuant to existing agreements or policies), or enter into any employment or severance agreement with, any director, officer or other key employee of the Company or any of its
Subsidiaries) or establish, adopt, enter into, terminate or amend any bonus, profit sharing, thrift, compensation, stock option, pension, retirement, welfare, deferred compensation, employment, termination, severance or other employee benefit plan, agreement, trust, fund, policy or arrangement for the benefit or welfare of any directors, officers or current or former employees, except to the extent such termination or amendment is required by applicable law; provided, however, that nothing herein will be deemed to prohibit the payment of benefits as they become payable under existing plans, agreements, trusts, funds, policies or arrangements in accordance with their respective terms;

(h) 	acquire (except as otherwise permitted by clause (j)
below), sell, lease, license,
encumber or dispose of any assets or securities outside the ordinary course of business, or any assets or securities which are material to the Company and its
Subsidiaries, taken as a whole, or enter into any material commitment or transaction outside the ordinary course of business consistent with past practice other than transactions between a wholly owned Subsidiary of the Company and the Company or between wholly owned Subsidiaries of the Company or enter into any new lines of business;

(i) 	(i) modify, amend or terminate any contract listed in or
otherwise covered by
either Section 3.08 or Section 3.22 of this Agreement, (ii) waive, release, cancel, relinquish or assign any contract listed in or otherwise covered by either Section 3.08 or Section 3.22 of this Agreement, (including any insurance policy) or other right or claim, or (iii) cancel or forgive any indebtedness owed to the Company or its
Subsidiaries, other than in the case of this clause (iii) in the ordinary course of business consistent with past practice and which is not material to the business of the
Company and its Subsidiaries;

(j) 	authorize, commit to or make any capital expenditures
except pursuant to and in
accordance with the Company=s capital budget, a copy of which has been delivered to
Buyer or in accordance with past practice;

(k) 	make any tax election not required by law, or settle or
compromise any tax
liability that is material to the Company and its Subsidiaries;

(l) 	change any of the accounting principles or practices used
by it except as required
by the Commission or the Financial Accounting Standards Board and after written notice to the Buyer;

(m) 	acquire (by merger, consolidation, or acquisition of stock
or assets) or make any
investment in any corporation, partnership or other business organization or division thereof;

(n) 	pay, discharge or satisfy any claims, liabilities or
obligations (absolute,
accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the consolidated financial statements (or the notes thereto) of the Company and its consolidated Subsidiaries or incurred since December 31, 1997 in the ordinary course of business consistent with past practice;

(o) 	enter into any agreement providing for the acceleration of
payment or performance
or other consequences as a result of a change in control of the Company or any agreement or transaction with any Seller or affiliate thereof;

(p) 	enter into any agreement providing for any license, sale,
assignment or otherwise
transfer any patent rights or grant any covenant not to sue with respect to any of its patent rights, or enter into any agreements providing for any license, sale or assignment or otherwise transfer any Intellectual Property or grant any covenant not to sue with respect to its Intellectual Property;

(q) 	extend, renew, revise, amend or enter into any vendor
contract (including, without
limitation, contracts for the supply of gasoline, oil, tobacco products, food products, transportation and/or beverages) or any lease (or similar contract) of personal property, unless such extension or renewal is for 30 days or month-to-month;

(r) 	enter into any agreement or transaction with any affiliate
of the Company upon
terms and conditions less favorable to the Company or such Subsidiary than could be obtained on an arm's-length basis; or

(s) 	agree in writing or otherwise to take any of the foregoing
actions or take or agree
in writing or otherwise to take, any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

Notwithstanding the foregoing, nothing contained in this
Agreement shall give Buyer,
directly or indirectly, the right to exert any unlawful control or unlawfully direct
the Company=s operations prior to Closing.
Notwithstanding the foregoing, Buyer acknowledges and understands that immediately
prior to, or simultaneous with, the Closing, the Company will pay all amounts due under
(i) the Bonus Program adopted by the Board of Directors on June
2, 1998 (which is
included in Section 3.04(a)(iv) of the Disclosure Schedule) and
(ii) the letter
agreement dated May 22, 1998, between the Company and Gary D.
Walther.
SECTION 5.2.  Access tc \l2 "SECTION 5.2.  Access .  (a) Between
the date of this
Agreement and the Closing, the Company will (i) give Buyer and its authorized
representatives full access as soon as possible following reasonable notice (it being understood that 18 hours verbal advance notice shall be deemed reasonable) to all
employees, stores, offices, warehouses and other facilities and to all books, records,
contracts, commitments and other documents of the Company and its Subsidiaries, (ii)
permit Buyer and its consultants and agents to make such
inspections as it may
reasonably require, (iii) cause its officers and employees and those of its
Subsidiaries to furnish Buyer with such financial and operating data and other
information with respect to the business and properties of the
Company and its
Subsidiaries as the Buyer may from time to time reasonably
request, including, without
limitation, all projections and workpapers, all technical and operating data and all other information of a like nature and (vi) use its reasonable best efforts to cause
its lawyers, accountants, lenders, consultants and agents meet with representatives of
Buyer and to provide information (including workpapers in the case of accountants).
(b) 	Information obtained by Buyer pursuant to this Section 5.02
shall be subject to the
provisions of the Confidentiality Agreement between Buyer and the Company dated April
24, 1998 (the AConfidentiality Agreement@), which Confidentiality Agreement remains in full force and effect.

(c) 	No investigation pursuant to this Section 5.02 shall affect
any representations or
warranties of the parties herein or the conditions to the obligations of the parties hereunder.

SECTION 5.3. Reasonable Best Efforts tc \l2 "SECTION 5.3. Reasonable Best Efforts .
Subject to the terms and conditions of this Agreement, each of the parties hereto
agrees to use its reasonable best efforts to take, or cause to be taken, all
appropriate action and to do, or cause to be done, all things necessary, proper or
advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including taking all action reasonably required under the HSR Act and pursuant to the Exchange Act.  In that regard, the
applicable parties hereto shall make an initial filing under the
HSR Act within   five
business days after the execution of this Agreement and shall use their reasonable best efforts to reply promptly to all requests for additional information that may be made in connection therewith and to seek early termination of the waiting period thereunder.
 In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.
Notwithstanding the
foregoing, no party shall be obligated to waive any of its rights under this Agreement.
SECTION 5.4. Indemnification and Insurance tc \l2 "SECTION 5.4. Indemnification and
Insurance . It is understood and agreed that the Company shall defend, indemnify and hold harmless, and after the Effective Time, the Surviving Corporation and the Buyer
shall, jointly and severally, defend, indemnify and hold harmless, each present and former employee, agent, director and officer of the Company and its Subsidiaries (each, an AIndemnified Party@) to the full extent required or permitted
(a) under  Delaware
law, (b) as provided in their respective charters and by-laws, and (c) under such
agreements or arrangements as are listed on Section 5.04 of the Disclosure Schedule
(true and complete copies of which have been delivered to Buyer=s counsel), which
rights to be defended, indemnified and held harmless shall survive the Merger and shall continue in full force and effect without time limitation from and after the Effective
Time and notwithstanding any amendment or modification of the terms of any of the
charters, bylaws and agreements referred to in clause (b) above or listed in Section
5.04 of the Disclosure Schedule except as may be otherwise expressly provided for under such agreement. Without limiting the foregoing, the Company, the Surviving Corporation and the Buyer, will periodically advance expenses (including, but not limited to,
attorney=s fees) as incurred with respect to the foregoing, to the fullest extent
permitted by applicable law; provided the person to whom the expenses are advanced
provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. The Company shall purchase (in consultation with Buyer concerning the lowest cost policy), as promptly as practicable and in any event within thirty days after the date hereof and without any lapse in coverage,
policies of directors= and officers= Arun-off@ liability insurance previously notified to Buyer prior to the date hereof, which insurance shall remain in effect for a period of not less than six years from and after the Effective Time; provided that, in the event that any claim or claims (a AClaim@ or AClaims@) are asserted or made within such six-year period, the Buyer and the Surviving Corporation shall cause such insurance to be continued in respect of any such Claim or Claims until final disposition of any and all such Claims.  This Section 5.04 is intended to benefit each of the indemnified
directors, officers and employees of the Company described above, is enforceable by each of them, and shall be binding on the Company, the Surviving Corporation, and the
Buyer, and their respective successors and assignors. Notwithstanding anything in this
Section 5.04 to the contrary, Buyer shall not be obligated under this Section 5.04 to indemnify any Indemnified Party for losses or damages resulting from or caused by fraud or any similar action by the Company or any Indemnified Officer.
SECTION 5.5. Certain Agreements, Employee Benefits, Etc tc \l2 "SECTION 5.5. Certain
Agreements, Employee Benefits, Etc .  (a) The Buyer hereby agrees to honor, and to
cause the Surviving Corporation and its Subsidiaries to honor, all contracts,
agreements, arrangements, policies, plans and commitments of the Company (or any of its
Subsidiaries) in effect as of the date hereof that are applicable to any officer or employee or former officer or employee or any director or former director of the
Company (or any of its Subsidiaries or former Subsidiaries) and described in Section
5.05 of the Disclosure Schedule (the AEmployee Contracts@) (true and complete copies of which have been provided to Buyer=s counsel) to the extent required by the terms of such Employee Contracts.  Without limiting the generality of the foregoing, Buyer
hereby unconditionally agrees to perform and pay, or cause the Surviving Corporation and its Subsidiaries to perform and pay, when due any and all amounts payable pursuant to the terms of the Employee Contracts (as may be amended subsequent to the Effective
Date as permitted thereunder).
(b) 	Buyer hereby agrees that for a period of one year
immediately following the
Effective Time, it shall, or shall cause the Surviving Corporation and its Subsidiaries to, continue to maintain the employee benefit plans for employees and former employees of the Company and its Subsidiaries listed under Section 5.05 of the Disclosure
Schedule, or other plans that, on a plan-by-plan basis, provide benefits that are no less favorable to such employees than the benefits currently in effect with respect to such employees under the plans listed under Section 5.05 of the Disclosure Schedule.

(c) 	If any employee of the Company or any of its Subsidiaries
becomes a participant in
any employee benefit plan, practice or policy of Buyer or the Surviving Corporation, such employee shall be given credit under such plan for all service prior to the
Effective Time with the Company and its Subsidiaries, or any predecessor employer (to the extent such credit was given under comparable benefit plans maintained by the
Company), for purposes of eligibility and vesting and for all other purposes for which such service is either taken into account or recognized.

SECTION 5.6. Public Announcements tc \l2 "SECTION 5.6. Public Announcements . Buyer,
Sellers and the Company will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law (including, without limitation, the
DGCL and Rule 13e-3 and Regulation 14C under the Exchange Act) or by obligations pursuant to any listing agreement with any national securities exchange.
SECTION 5.7.  Exclusivity tc \l2 "SECTION 5.7.  Exclusivity .
The Company and each
Seller will immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Acquisition Proposal (as defined below). Until the earlier of the termination of this Agreement pursuant to
Section 6.01 or the Effective Time, the Company and each Seller will not, nor will it permit its officers, directors, Subsidiaries, representatives or agents, directly or indirectly, to do any of the following: (i) solicit, initiate, continue or encourage any inquiries, continue or encourage any inquiries, proposals or offers that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, by way of a tender offer) or similar transactions involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an AAcquisition Proposal@), (ii) solicit, initiate, continue or engage in negotiations or discussions concerning, or provide any non-public information or data to any person or entity relating to, any
Acquisition Proposal, or (iii) agree, approve or recommend any Acquisition Proposal.
The Company and each Seller shall notify Buyer immediately (and in no event later than
24 hours) after receipt by the Company or any Seller of any Acquisition Proposal
(including the renewal of any Acquisition Proposal made prior to the date hereof) or any request for non-public information in connection with such an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company or any Seller that it is considering making, or has made, such an Acquisition Proposal.
SECTION 5.8. Brokers and Finders tc \l2 "SECTION 5.8. Brokers and Finders . Each party to this Agreement represents and warrants, as to itself, and, if applicable, its
Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers= or finders= fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except Donaldson, Lufkin & Jenrette Securities
Corporation, whose fees and expenses will be paid by the Company in accordance with the
Company=s agreement with such firm, a copy of which has been provided to Buyer.
SECTION 5.9.  Notification of Certain Matters tc \l2 "SECTION
5.9.  Notification of
Certain Matters . Each party to this Agreement will give prompt notice to each other party to this Agreement of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause
(i) any representation
or warranty made by it contained in this Agreement to be untrue or inaccurate (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied by it and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder;
provided, however, that the delivery of any notice pursuant to this Section 5.09 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE 6
CONDITIONS TO CLOSING
 TC \L1 "ARTICLE 6CONDITIONS TO CLOSING SECTION 6.1.  Conditions
to Obligations of Buyer and
Sellers tc \l2 "SECTION 6.1.  Conditions to Obligations of Buyer
and Sellers .  The
obligations of Buyer and Sellers to consummate the Closing are subject to the
satisfaction of the following conditions:
(i) 	Any applicable waiting period under the HSR Act relating to
the transactions
contemplated hereby shall have expired or been terminated.
(ii) 	No provision of any applicable law or regulation and no
judgment, injunction,
order or decree shall prohibit the consummation of the Closing.
(iii) 	All actions by or in respect of or filings with any
governmental body, agency,
official or authority required to permit the consummation of the Closing shall have been taken, made or obtained.

SECTION 6.2.  Conditions to Obligation of Buyer tc \l2 "SECTION
6.2.  Conditions to
Obligation of Buyer . The obligation of Buyer to consummate the Closing is subject to the satisfaction of the following further conditions:
(i) 	(A) The Company shall have performed in all material
respects all of its
obligations hereunder required to be performed by it at or prior to the Closing Date,
(B) the representations and warranties contained in Sections 3.01 through 3.23 of this
Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct in all material respects (except for those
representations and warranties qualified by materiality, which shall be true and
correct) at and as of the Closing Date, as if made at and as of such date and (C) Buyer shall have received a certificate to the best knowledge of the Chief Executive Officer of the Company to the foregoing effect.
(ii) 	(A) Sellers shall have performed in all material respects
all of their obligations
hereunder required to be performed by them on or prior to the Closing Date, (B) the representations and warranties of Sellers contained in Sections
3.25 through 3.30 of
this Agreement and in any certificate or other writing delivered by Sellers pursuant hereto shall be true and correct at and as of the Closing Date, as if made at and as of such date and (C) Buyer shall have received a certificate signed by each Seller to the foregoing effect.
(iii) 	Buyer shall have received (x) the Shares and Seller
Warrants and (y) a number of
other shares of Common Stock such that after consummation of the Closing Buyer will own more than 90% of the outstanding shares of Common Stock, in each case duly endorsed and with any required transfer stamps affixed thereto.
(iv) 	Buyer shall have received all documents it may reasonably
request relating to the
existence of Sellers or the Company or its Subsidiaries and the authority of Sellers and the Company for this Agreement, all in form and substance reasonably satisfactory to Buyer.
(v) 	Buyer shall have received certification signed by the
Sellers to the effect that
none of the Sellers, other than Evansville Limited, Richemont
Finance S.A. and
Intercontinental Mining & Resources Incorporated, is a Aforeign person@ as defined in
Section 1445 of the Code.
(vi) 	All Options and Warrants shall have been exercised,
purchased or canceled
(excluding Options that will be converted into the right to receive the amounts set forth on Exhibit A in connection with the Merger and Options whose exercise price exceeds $.60 per share).

SECTION 6.3.  Conditions to Obligation of Sellers tc \l2 "SECTION
6.3.  Conditions to
Obligation of Sellers . The obligation of Sellers to consummate the Closing is subject to the satisfaction of the following further conditions:
(i) 	(A) Buyer shall have performed in all material respects all
of its obligations
hereunder required to be performed by it at or prior to the
Closing Date, (B) the
representations and warranties of Buyer contained in this
Agreement and in any
certificate or other writing delivered by Buyer pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date, and (C)
Sellers shall have
received a certificate to the best knowledge of an Executive Officer of Buyer to the foregoing effect.
(ii) 	Sellers shall have received the Purchase Price and the
Option holders shall have
received the amount listed opposite such holder=s name in Exhibit
A hereto.
(iii) 	Sellers shall have received all documents they may
reasonably request relating to
the existence of Buyer and the authority of Buyer for this Agreement, all in form and substance reasonably satisfactory to Sellers.


ARTICLE 7
SURVIVAL; INDEMNIFICATION
 TC \L1 "ARTICLE 7SURVIVAL; INDEMNIFICATION SECTION 7.1.
Survival tc \l2 "SECTION 7.1.
Survival .  The agreements, representations and warranties of the parties hereto
contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall not survive the Closing and shall have no
further force or effect thereafter, provided that (i) the
representations and
warranties made by the Company in Sections 3.05, 3.09 and 3.13 shall survive the
Closing, but claims for breach of such representations and warranties must be made in writing on or prior to the Audit Completion Date, (ii) the
representations and
warranties made by Sellers in Sections 3.25 through 3.30 and by
Buyer in Article 4
shall survive the Closing, but claims for breach of such representations and warranties must be made in writing prior to the third anniversary of the Closing Date and (iii)
the agreements contained in Sections 2.03, 5.02, 5.03, 5.04, 5.05, 7.02 and 7.03 shall survive indefinitely.
SECTION 7.2. Indemnification tc \l2 "SECTION 7.2. Indemnification . (a) Subject to the
provisions of  this paragraph, each Seller hereby severally (but not jointly)
indemnifies Parent, the Company and their respective affiliates against and agrees to hold them harmless from any and all damage (including any
governmental penalty or
punitive damage), loss, liability and expense (including without limitation reasonable expenses of investigation and reasonable attorneys= fees and expenses in connection with any investigation, action, suit or proceeding) (ADamages@) incurred or suffered by any of them arising out of any misrepresentation or breach of warranty made by (i) the
Company pursuant to Sections 3.05, 3.09 or 3.13 (other than 3.09
(e)(ii)) (provided
that such claims are made on or prior to the Audit Completion
Date) or (ii) such Seller
pursuant to Sections 3.25 through 3.30 of this Agreement (provided such claims are made before the third anniversary of the Closing Date); provided that in no event shall a
Seller be liable for any Damages in excess of (x) with respect to any misrepresentation of any statement or statements contained in Section 3.05, 3.09 or 3.13, an amount equal to $0.10 for each Share sold by such Seller hereunder and (y) in all events the portion of the Purchase Price received by such Seller, provided further, that, with respect to any misrepresentation of any statement or statements contained in
Section 3.05, 3.09 or
3.13, such Seller shall be liable for an amount equal to the product of (1) 50% of the excess, if any, of (A) the aggregate dollar amount of all successful claims made by
Buyer pursuant to clause (i) over (B) $1,000,000, and (2) a fraction, the numerator of which shall be the portion of the Purchase Price paid to such
Seller, and the
denominator of which shall be the total Purchase Price and
provided further, that
neither The Harvard University Master Trust Fund nor Harvard Yenching Institute will be liable for any misrepresentations or breach of warranties of the Company pursuant to clause (i) above.
(b) 	Buyer hereby indemnifies each Seller and their respective
affiliates, the Company,
and the officers and directors of the Company against and agrees to hold them harmless from any and all Damages incurred or suffered by such Seller arising out of any misrepresentation or breach of warranty made by Buyer pursuant to
Article 4 of this
Agreement (provided such claims are made before the third anniversary of this
Agreement) or any breach of Section 2.03 of this Agreement.

SECTION 7.3. Procedures tc \l2 "SECTION 7.3. Procedures . The party seeking indemnification under Section 7.02 (the AIndemnified Party@) agrees to give prompt notice to the party against whom indemnity is sought (the AIndemnifying Party@) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation, except to the extent the Indemnifying Party is actually prejudiced in its defense of the action by such failure. The Indemnifying Party may, and at the request of the Indemnified Party shall, participate in and control the defense of any such suit, action or proceeding at its own expense, provided that the Indemnifying Party will not be entitled to control any such defense unless (i) the Indemnifying Party acknowledges in writing the obligation of the Indemnifying Party to indemnify the
Indemnified Party pursuant to Section 7.02 in respect of all claims covered by such suit, action or proceeding and (ii) the claims involved seek (and continue to seek) solely monetary damages. The Indemnifying Party shall not be liable under Section 7.02 for any settlement effected without its consent (which may not be unreasonably withheld) of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder.
SECTION 7.4. Exclusive Remedy tc \l2 "SECTION 7.4. Exclusive Remedy . Except as specifically set forth in this Article 7, if the Closing occurs, Buyer and each Seller hereby waive any rights or claims it may have against the other parties, whether in law or in equity, relating in any way to the Company or its Subsidiaries or to the transactions contemplated by this Agreement (but excluding claims for fraud or similar actions). The rights and claims waived by Buyer and each Seller under this Section 7.04 include, but are not limited to, claims for breach of contract, breach of warranty, contribution and negligent misrepresentation.

ARTICLE 8
TERMINATION
 TC \L1 "ARTICLE 8TERMINATION SECTION 8.1. Grounds for Termination tc \l2 "SECTION 8.1.
Grounds for Termination . This Agreement may be terminated at any time prior to the
Closing:
(i) 	by mutual written agreement of Sellers and Buyer;
(ii) 	by either Sellers or Buyer if the Closing shall not have
been consummated on or
before September 24, 1998 for any reason other than the breach of this Agreement by the party seeking to terminate this Agreement;
(iii) 	by Sellers or Buyer if consummation of the
transactions contemplated hereby would
violate any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or
(iv) 	by either Sellers or Buyer if, prior to the Closing, any
Seller or the Company (in
the case of termination by the Buyer) or the Buyer (in the case of termination by the
Sellers) has failed to comply in all material respects with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination and such non-compliance has not been cured (subject to the limitations contained in Section 5.01 hereof) or waived within ten days of the non-complying party receiving written notice of such non-compliance or otherwise becoming actually aware of such non-compliance.

The party desiring to terminate this Agreement shall give notice of such termination to the other party.
SECTION 8.2. Effect of Termination tc \l2 "SECTION 8.2. Effect of Termination . If this Agreement is terminated as permitted by Section 8.01, termination shall be without liability of any party (or any stockholder, director, officer, employee, partner, affiliate, agent, consultant or representative of such party) to any other party to this Agreement ; provided, however, that if this Agreement is terminated by Buyer pursuant to clause (iv) of Section 8.01 due to a willful breach of any representation, warranty, agreement or covenant of the Company or any Seller contained herein, the
Company shall promptly (and in any event within three business days after a documented request by Buyer) reimburse the Buyer for all out-of-pocket expenses incurred by Buyer in connection with this Agreement, including fees and expenses of Buyer's counsel, accountants and consultants, up to an aggregate of $1,000,000 of such expenses; and, provided, further that no termination of this Agreement pursuant to Section 8.01 shall relieve any party of liability for a breach of any provision of this Agreement occurring upon or before such termination. The provisions of Sections 5.02(b), 8.02 and 9.03 shall survive any termination hereof pursuant to Section
8.01.

ARTICLE 9
MISCELLANEOUS
 TC \L1 "ARTICLE 9MISCELLANEOUS SECTION 9.1.  Notices tc \l2
"SECTION 9.1.  Notices .  All
notices, requests and other communications to either party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be given,

if to Buyer, to:






EBC Texas Acquisition Corp.
c/o Halpern, Denny & Company
Suite 1800
500 Boylston Street
Boston, MA 02116-3740
Attn: David Malm


Telecopy: (617) 536-8535




with a copy to:






Willkie Farr & Gallagher
787 Seventh Avenue
New York, NY 10019
Attn: Peter J. Hanlon
Telecopy: (212) 728-8111




if to the Company, to:


E-Z Serve Corporation
2550 North Loop West, Suite 600
Houston, Texas 77092
Attn: Neil McLaurin
Telecopy: (713) 684-4360

with a copy to:

John L. Keffer
Bracewell & Patterson LLP
711 Louisiana, Suite 2900
Houston TX 77002
Telecopy: (713) 221-1212

if to any Seller, to such Seller at the address specified by such Seller on the signature pages to this Agreement or in a notice given by such Seller to Buyer with a copy to:

in the case of DLJ Capital Corporation or Tenacqco Bridge
Partnership:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attn: John W. Buttrick
Telecopy: 212-450-4800

in the case of Evansville Limited, Richemont Finance S.A.
and Intercontinental Mining & Resources Incorporated:

Quadrant Management, Inc.
720 Fifth Avenue
New York, NY 10019
Attn: Thomas A. Huser, General Counsel
Telecopy: 212-439-9450


in the case of Phemus Corporation, The Harvard University
Master Trust Fund, and Harvard Yenching Institute:

Ropes & Gray
One International Place
Boston, MA 02110
Attn: Larry J. Rowe
Telecopy: 617-951-7050

SECTION 9.2. Amendments; No Waivers tc \l2 "SECTION 9.2. Amendments; No Waivers . (a)
Any provision of this Agreement may be amended or waived prior to the Closing Date if, and only if, such amendment or waiver is in writing and signed, in the case of an
amendment, by Buyer and Sellers or in the case of a waiver, by the party against whom the waiver is to be effective.
(b) 	No failure or delay by either party in exercising any
right, power or privilege
hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 9.3.  Expenses tc \l2 "SECTION 9.3.  Expenses .  Except
as provided in Section
8.02, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense, provided that if the Closing occurs, the
Company will pay at Closing the reasonable fees and expenses in connection with the preparation and negotiation of this Agreement of Davis Polk &
Wardwell, counsel to
Sellers, such fees and expenses not to exceed $145,000.
SECTION 9.4. Successors and Assigns tc \l2 "SECTION 9.4. Successors and Assigns . The
provisions of this Agreement shall be binding upon and inure to the benefit of the
parties hereto and their respective successors and assigns, provided that, by written notice to Sellers and the Company, Buyer may assign its rights
(but not its
obligations) hereunder to (i) a Subsidiary of Buyer or Parent of which Buyer or Parent, as applicable, owns at least 80% of the outstanding capital
stock, and the remaining
portion of such capital stock is owned by one or more of the investors (or their
affiliates) delivering commitment letters to the Buyer pursuant to Section 4.04 hereof
or another investor reasonably acceptable to the Company, (ii) ES
& ES Acquisition
Corporation, a Delaware corporation or (iii) a wholly owned
Subsidiary of ES & ES
Acquisition Corporation.
SECTION 9.5. Governing Law tc \l2 "SECTION 9.5. Governing Law . This Agreement shall be construed in accordance with and governed by the law of the
State of New York,
without regard to the conflicts of law rules of such state
(except with respect to the
Merger, which will be governed by the DGCL).
SECTION 9.6.  Counterparts; Effectiveness tc \l2 "SECTION 9.6.
Counterparts;
Effectiveness . This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the
signatures thereto and
hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.
SECTION 9.7. Entire Agreement tc \l2 "SECTION 9.7. Entire Agreement . This Agreement
and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements,
understandings and negotiations, both written and oral, between the parties with
respect to the subject matter of this Agreement. Neither this
Agreement nor any
provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder except as provided in the second to last sentence of
Section 5.04.
SECTION 9.8. Captions tc \l2 "SECTION 9.8. Captions . The captions herein are included for convenience of reference only and shall be ignored in the construction or
interpretation hereof.
SECTION 9.9. Extension; Waiver tc \l2 "SECTION 9.9. Extension; Waiver . At any time prior to the Effective Time, the parties hereto may, to the
extent legally allowed, (a)
extend the time for the performance of any of the obligations or other acts of the
other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant
hereto and (c) waive compliance with any of the agreements of the other parties hereto or conditions to their own obligations contained herein. Any agreement on the part of a party hereto to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party.
SECTION 9.10.  Specific Performance tc \l2 "SECTION 9.10.
Specific Performance .   The
parties hereto agree that if, prior to Closing, any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be
difficult to determine, and that, subject to Article VIII, the parties will be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
SECTION 9.11.  Arbitration tc \l2 "SECTION 9.11.  Arbitration .
All disputes,
controversies claims, actions or proceedings arising out of or relating to this
Agreement or the transactions contemplated hereby that arise after the Effective Time
(each, a ADispute@) shall be submitted to binding arbitration in accordance with the provisions of this Section 9.11. This Section 9.11 shall not apply to claims arising
after the Effective Time that seek injunctive relief, which will be covered by Section
9.12 (and such claims will not be considered to be a ADispute@).
The parties shall
initially attempt to resolve any Dispute by direct negotiation.
If the parties are not
able to settle the Dispute by direct negotiations within 30 days after written notice by one party to the other party or parties of the Dispute, any party may initiate an arbitration to resolve the Dispute.  Such arbitration shall be initiated by the
initiating party providing written notice (such notice, the AArbitration Notice@) to the other party or parties to the Dispute. Such arbitration shall be conducted as
follows:
(a) 	The parties to the Dispute each shall have 20 business days
after receipt of an
Arbitration Notice to appoint an arbitrator who is on the
approved panel of arbitrators
of the American Arbitration Association, provided that if the dispute involves Buyer, on the one hand, and one or more Sellers, on the other hand, then the Sellers will be treated as one party for purposes of choosing an arbitrator and
DLJ Capital Corporation
(or the Seller selling the largest number of Shares pursuant to this Agreement or such other Seller as shall be designated by the Sellers representing a majority of the
Shares sold by Sellers) shall be designated to act on behalf of the Sellers.  The
arbitrators so chosen shall be certified public accountants, attorneys or other
persons, in each case, who are experienced in the buying and selling of businesses.
Each party shall promptly notify the other party or parties of such appointment.  If a
party shall fail to so appoint such an arbitrator within such five business day period,
the other party (or parties) may appoint such arbitrator and shall so notify the party
failing to appoint an arbitrator.   The two arbitrators so
appointed shall then select
a third arbitrator within five business days after the
appointment of the second
arbitrator.   Such arbitrators so chosen shall constitute the
board of arbitration.
If the two arbitrators fail to agree upon the appointment of a third arbitrator, the third arbitrator shall be appointed in accordance with the rules of the American
Arbitration Association. The Board of Arbitration shall then proceed under the
Commercial Arbitration Rules of the American Arbitration Association (subject to the provisions of this Section 9.11), except that the parties expressly do not constitute the American Arbitration Association as administrator of the arbitration as provided in
Rule 3 of such Rules.

(b) Following the designation of such Board of Arbitration, the parties hereto, together with the members of the Board of Arbitrators, shall promptly undertake appropriate informal efforts to mediate and negotiate a solution to the matter covered by the original notice.

(c) If a negotiated solution cannot be achieved within 30 days after the date on which the Board of Arbitration is constituted, the proceeding shall then become a compulsory arbitration to be conducted under the Commercial Arbitration
Rules of the American
Arbitration Association by the Board of Arbitration.   These
rules shall be subject to
the following modifications:

(i) discovery shall be permitted under the same standards provided for in the Federal
Rules of Civil Procedure;
(ii) the members of the Board of Arbitration shall interpret and apply the provisions of this Agreement;
(iii) the arbitration costs may be charged to the losing party or allocated between the parties as may be determined by the Board of Arbitration;
(iv) the Board of Arbitration shall complete proceedings within 90 days of the date of receipt of the Arbitration Notice by the non-initiating party; and
(v) the proceedings will be held in the State of New York, unless the parties shall otherwise agree in writing.

(d) In connection with the enforcement of the mediation and arbitration provisions of this Section 9.11, any agreement, decision or award shall be final and conclusive as to any such claim.

(e) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines, which would otherwise be applicable in any action brought by a party shall be applicable in any arbitration proceeding and the commencement of an arbitration proceeding shall be deemed the commencement of an action for those purposes.

SECTION 9.12.  Jurisdiction; Waiver of Jury Trial tc \l2 "SECTION
9.12.  Jurisdiction;
Waiver of Jury Trial . (a) All disputes, controversies, claims, actions or proceedings arising out of or related to this Agreement or the transactions contemplated hereby that arise prior to the Effective Time (or that arise after the Effective Time in the case of claims for injunctive relief) shall be brought only in the United States
District Court for the Southern District of New York. If such court is unavailable, proceedings must be brought in the Supreme Court of the State of New York, County of
New York.
(b) EACH SELLER, THE COMPANY AND BUYER HEREBY IRREVOCABLY
WAIVES ANY AND ALL RIGHT TO A
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR
THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

E-Z SERVE CORPORATION



By: /s/ Neil McLaurin

Name: Neil McLaurin

Title: Chairman and Chief Executive
Officer

TENACQCO BRIDGE PARTNERSHIP



By: DLJ Capital Corporation, its general
partner



By: /s/ Ivy Dodes

Name: Ivy Dodes

Title: Authorized Signatory
Address: 277 Park Avenue
   New York, New York 10172



DLJ CAPITAL CORPORATION



By: /s/ Ivy Dodes

Name: Ivy Dodes
Title: Authorized Signatory

Address: 277 Park Avenue
   New York, New York 10172



PHEMUS CORPORATION



By: /s/ Michael R. Eisenson

Name: Michael R. Eisenson
Title: Authorized Signatory

Address: c/o Charlesbank Capital
Partners, LLC

                     600 Atlantic Avenue

                     Boston, Massachusetts
02210-2203



By: /s/ Michael Thonis

Name: Michael Thonis

Title: Authorized Signatory





EVANSVILLE LIMITED



By: /s/ Thomas A. Huser

Name: Thomas A. Huser

Title:	Attorney-in-Fact

Address: P.O. Box 438
   Road Town,
                     Tortola, British
Virgin Islands





RICHEMONT FINANCE S.A.



By: /s/ Thomas A. Huser

Name: Thomas A. Huser

Title:	Attorney-in-Fact

Address: 35 Boulevard Prince Henri
    L 1724 Luxembourg





THE HARVARD UNIVERSITY
MASTER TRUST FUND



By: /s/ Jane L. Mendillo

Name: Jane L. Mendillo

Title:   Authorized Signatory

Address: c/o Harvard Management Company,
Inc.

                      600 Atlantic Avenue

                      Boston, Massachusetts
02210-2203



By: /s/ Judith A. Murphy

Name: Judith A. Murphy

Title: Authorized Signatory























HARVARD YENCHING INSTITUTE



By: /s/ Jane L. Mendillo

Name: Jane L. Mendillo

Title: Authorized Signatory

Address: c/o Harvard Management Company,
Inc.

                     600 Atlantic Avenue

                     Boston, Massachusetts
02210-2203



By: /s/ Judith A. Murphy

Name: Judith A. Murphy

Title: Authorized Signatory



INTERCONTINENTAL MINING & RESOURCES
INCORPORATED



By: /s/ Thomas A. Huser

Name: Thomas A. Huser

Title: Attorney-in-Fact

Address: P.O. Box 438

                     Road Town,

                     Tortola, British
Virgin Islands



EBC TEXAS ACQUISITION CORP.



By: /s/ Wayne Rogers

Name: Wayne Rogers

Title: President

      Address: c/o Halpern, Denny & Company
                     Suite 1800
                     500 Boylston Street
                     Boston, MA 02116-3740
                     Attn: David Malm


EBC MERGER SUB CORP.

By: /s/ Wayne Rogers
      Name: Wayne Rogers
      Title: President

      Address: c/o Halpern, Denny & Company
                     Suite 1800
                     500 Boylston Street
                     Boston, MA 02116-3740
                     Attn: David Malm
EXHIBIT A

E-Z Serve Corporation
Securities Ownership Schedule

                Shares of Common
Entity                  Stock     Warrants         Purchase Price

Tenacqco Bridge
 Partnership         11,398,364       0              6,839,018.40

DLJ Capital Corp.    18,317,000       0             10,990,200.00

Phemus Corporation1  6,434,406    729,600           10,291,107.60

The Harvard University Master
Trust Fund            124,000        0                  74,400.00

Harvard Yenching
 Institute            62,000         0                  37,200.00

Evansville Limited 7,262,422         0               4,357,453.20

Richemont
 Finance S.A. 7,365,540             0                4,419,324.00

Intercontinental Mining &
 Resources
 Incorporated         0       230,400                  135,936.00


Totals        60,963,732     960,000             $  37,144,639.20

Stock Options

Name               Outstanding Options              Purchase Price

Ray Anderson          100,000                            $20,000

Bob Bailey             75,000                             15,000

Marion Blackmon*    1,000,000                            200,000

Max Dyer             100,000                              20,000

Ed Lambert          150,000                               30,000

Neil McLaurin     2,700,000                              540,000

Richard Portewig    75,000                                15,000

John Robinson*      93,333                             18,666.60

Dan Shapiro       100,000                                 20,000

Dan Waters       150,000                                  30,000

Glen Willis      100,000                                  20,000

Totals        4,643,633                               $928,666.60

? Purchase Price is gross amount. At Closing, Purchase Price may be subject to adjustment to take into account such employee=s outstanding indebtedness owed to the
Company as set forth on Section 3.02 of the Disclosure Schedules.



















































July 27, 1998

Board of Directors
E-Z Serve Corporation
2550 North Loop West, Suite 600
Houston, TX  77092

Members of the Board:

You have requested the opinion of Harris Webb & Garrison, Inc. ("HWG") as investment bankers as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock, par value $0.01 per share (the "Common Stock") of E-Z Serve Corporation (the "Company") of the consideration to be received by such stockholders in the proposed acquisition (the "Proposed Transaction") of the Company by EBC Merger Sub Corp. ("Sub"), a wholly-owned subsidiary of EBC Texas Acquisition Corp. ("Parent").

We understand that the Proposed Transaction is to be effected, pursuant to a Transaction Agreement (the "Agreement"), dated as of July 27, 1998, among Tenacqco Bridge Partnership, DJC Capital Corp., Phemus Corporation, The Harvard University Master Trust Fund, Harvard Yenching Institute, Evansville Limited, Richemont Finance S.A., Intercontinental Mining and Resources Incorporated, Parent, Sub and the Company through the purchase by Sub for approximatley 92% of the issued and outstanding shares of Common Stock at a per share price of $0.60 in cash. We understand further that any shares of Common Stock not acquired by Sub will be converted into the right to receive $0.60 per share in cash, pursuant to a merger between Sub and the Company.

As a continuing part of its investment banking services, HWG is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, the underwriting of securities, private placements of debt and equity securities and other financial advisory services. Certain professionals at HWG are familiar with the convenience store industry through previous transactions with and the publishing of securities research on certain convenience store companies.

In connection with rendering its opinion, HWG has reviewed and analyzed, among other things, the following: (i) the Agreement, (ii) the financial statements and other information concerning the Company, including Annual Reports on Form 10-K of the Company for the last five fiscal years, Quarterly Reports on Form 10-Q of the Company for the last eight quarters, current Form 8-K of the Company, annual and quarterly reports to stockholders, and proxy statements, and (iii) certain other internal information concerning the operations of the Company. HWG has also met with certain officers and employees of the Company to discuss the Proposed Transaction and made such other analyses as deemed appropriate.

In rendering our opinion, HWG has relied, without independent verification, upon the accuracy and completeness of the financial and other information provided by the Company and have assumed such information is correct and complete in all material aspects. HWG has not attempted to independently verify public or private information considered in our evaluation and have assumed that the matter in which the transaction will be effected complies with all applicable State and Federal laws.




In conducting our analysis and opinion, HWG has considered such financial and other factors as deemed appropriate under the circumstances including, among other things, the following: (i) the historical and current financial position and results of operations of the Company; (ii) the business outlook and certain financial projections for the Company; (iii) the historical and current trading market for the Common Stock of the Company and the equity securities of certain other publicly-traded companies believed to be comparable to the Company; (iv) certain publicly available information regarding the nature and terms of certain other transactions considered to be relevant. HWG has also taken into account general economic, market and financial conditions.

Based upon and subject to the foregoing and such other factors as HWG considers relevant, it is our opinion, as of the date hereof, that the consideration to be received by the holders of the Common Stock of the Company in the Proposed Transaction is fair to such holders from a financial point of view.

						Sincerely,


						HARRIS WEBB & GARRISON, INC.









NEWS RELEASE                          FOR ADDITIONAL INFORMATION:
                                                 Gary D. Walther,
                                                    Interim CFO
                                                   713-684-4304

                  FOR IMMEDIATE RELEASE

          E-Z SERVE ANNOUNCES TRANSACTION AGREEMENT,
          SECOND QUARTER AND YEAR TO DATE RESULTS

Houston (July 29, 1998) - E-Z Serve Corporation (AMEX:
`EZS') ("Company") today announced the signing of a definitive Transaction Agreement ("Agreement") with EBC Texas Acquisition Corp. ("EBC") and certain major shareholders of the Company.
The Agreement calls for the acquisition of all of the outstanding shares of the Company by EBC. EBC is a combination of institutional investors including Halpern, Denny & Company, Electra Fleming Inc., Bay Harbour Management L.C. and certain investment funds controlled by Wayne Rogers or affiliates of these entities.

Under the terms of the Agreement, which has been approved unanimously by the Board of Directors of the Company, a subsidiary of EBC will acquire all of the outstanding shares of the Company for $0.60 per share, for an aggregate purchase price of approximately $42 million, in cash. Pursuant to the Agreement, shareholders of the Company who own in excess of 90% of the Company?s outstanding common shares have agreed to sell their shares directly to EBC. Following the purchase of shares from such major shareholders, which is expected to occur in the last week of August, EBC will immediately thereafter consummate a second step merger in which remaining stockholders will also receive $0.60 per share, in cash. The Agreement to acquire the Company includes arrangements that prohibit the major shareholders from accepting an alternative proposal and is subject to customary conditions, including regulatory approvals under U.S. antitrust laws.

Neil McLaurin, Chairman and Chief Executive Officer, stated,
"We believe the transaction is in the best interests of our stockholders and will provide significant remodel capital for our stores."

(Donaldson, Lufkin and Jenrette Securities Corporation is acting as advisor to the Company. Harris, Webb and Garrison has provided a fairness opinion in connection with the transaction.)


-more-

E-Z Serve Announces Transaction Agreement,
Second Quarter and Year to Date Results
July 29, 1998
Page 2


The Company also reported financial results for the second quarter and six month period ended June 28, 1998:

Revenues for the second quarter ended June 28, 1998 were $132.6 million compared to $200.6 million for the second quarter of 1997, a 33.9% decrease. The decline was attributable to the previously announced store divestiture program, which resulted in the Company operating 483 stores at June 28, 1998 compared to 665 stores at June 29, 1997. Net income for the quarter was $0.4 million compared to $2.3 million in 1997. The 1997 results include approximately $4.5 million in pre-tax gains, primarily related to the divestiture program. Net income per share for the quarter was $0.01 compared to $0.02 in 1997*.

On a comparable store basis, total merchandise revenues increased 7.4% in the three month period ended June 28, 1998. Merchandise gross profit dollars for these stores improved 13.3% in the second quarter of 1998 as compared to the same period for 1997. This resulted in 1998 average gross margin on merchandise sold for these stores of 32.11%, up from the 1997 margin of 30.45%. These increases reflect the remerchandising of every store to provide a better shopping experience and meet the product needs of convenience oriented customers. The remerchandising included adding several hundred new products, allocating more space to top selling items, and introducing a fresh brewed coffee program marketed under the "E-Z Street Cafe" trademark.

As a result of unfavorable market conditions, average gasoline margins decreased on a comparable store basis to $0.1105 for the quarter compared to $0.1125 for the same period in 1997.

Revenues for the six months ended June 28, 1998 were $255.7 million compared to $402.4 million for the same period in 1997, a 36.5% decrease. The decline resulted from the divestiture program discussed above. For the same period, comparable store merchandise revenues increased 3.8%. Net loss for the period was
 $1.7 million compared to net income of $1.2 million in 1997. The 1997 results include approximately $5.1 million in pre-tax gains, primarily from the divestiture of stores. Net loss per share was $0.02 compared to break even per share earnings in 1997*.

* 1997 per share amounts are after accruing for preferred stock dividends.


-more-

E-Z Serve Announces Transaction Agreement,
Second Quarter and Year to Date Results
July 29, 1998
Page 3


"We are very pleased with the improved results of our core stores", said Neil McLaurin, Chairman and Chief Executive Officer. "The divestiture program, along with the Company's recent efforts to improve product mix and in-store presentation has proven to be successful. After adjusting for non-recurring gains, the 1998 results indicate significant improvement", Mr. McLaurin continued. "We are encouraged by this trend and expect it to continue."

E-Z Serve sells gasoline, food service, beverage and related consumer items through 483 stores in Louisiana, Mississippi, Alabama, Florida, Georgia, North and South Carolina.


            (In thousands except per share amounts)
                        (Unaudited)


                         Three Months Ended     Six Months Ended
                         ------------------     ----------------
                         6/28/98    6/29/97    6/28/98    6/29/97
                        --------    -------    -------   --------
Retail gallons sold       66,561     99,334    132,631    202,503
Total revenues          $132,567   $200,602   $255,691   $402,362
Income (loss) before
 taxes                       265      3,922     (2,109)    (1,752)
Net income (loss)            352      2,299     (1,671)     1,160
Net income (loss) attributable
 to common stock             352      1,725     (1,671)       192
Basic income (loss)
 per share                $ 0.01     $ 0.02**   $(0.02)     $ --**
Average common shares
 outstanding              69,352     69,320      69,352    69,239

**Per share amounts are after accruing for preferred stock dividends.

NOTE: This News Release includes forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes that the expectations reflected in such forward looking statements are based upon reasonable assumptions, the Company can give no assurance that these expectations will be achieved. Important factors that could cause actual results to differ materially from the Company?s expectations include general economic, business and market conditions, the volatility of the price of oil, competition, development and operating costs and the factors that are disclosed in conjunction with the forward looking statements included in the Company?s most recent 10-K and 10-Q reports filed with the Securities and Exchange Commission.


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